                                                                  Exhibit 2.6


                                   DATED                     1999
                                   ----------------------

                   ADVIESBURO ENERGIETECHNIEK VAN DE POL B.V.
               (ALSO REFERRED TO AS AND TRADING UNDER THE NAME OF
                           STOLT COMEX SEAWAY FINANCE)
                                  (AS BORROWER)

                                     - AND -

                             STOLT COMEX SEAWAY S.A.
                                 (AS GUARANTOR)

                                     - AND -

                               DEN NORSKE BANK ASA
                                   AND OTHERS
                                   (AS BANKS)

                                     - AND -

                               DEN NORSKE BANK ASA
                    (AS FACILITY AGENT AND SECURITY TRUSTEE)

                                     - AND -

                               DEN NORSKE BANK ASA
                                   AND OTHERS
                                 (AS ARRANGERS)

                                     - AND -

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                             (AS SYNDICATION AGENT)

                    -----------------------------------------

                             US$150,000,000 SECURED
                          MULTI-CURRENCY REVOLVING LOAN
                               FACILITY AGREEMENT
                    -----------------------------------------

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                                    CONTENTS
                                                                            PAGE


1  Definitions and Interpretation..............................................2

2  The Facility and its Purpose...............................................22

3  Conditions Precedent and Subsequent........................................25

4  Representations and Warranties.............................................31

5  Currency...................................................................34

6  Repayment and Prepayment...................................................35

7  Interest...................................................................37

8  Guarantee and Indemnity....................................................38

9  Fees.......................................................................43

10 Security Documents.........................................................44

11 Agency and Trust...........................................................45

12 Covenants..................................................................55

13 Earnings...................................................................66

14 Events Of Default..........................................................66

15 Set-Off and Lien...........................................................71

16 Assignment and Sub-Participation...........................................72

17 Payments, Mandatory Prepayment, Reserve Requirements and Illegality........75

18 Communications.............................................................80

19 General Indemnities........................................................81

20 Miscellaneous..............................................................83

21 Law and Jurisdiction.......................................................88

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SCHEDULE 1....................................................................90
            The Banks, the Commitments and the Proportionate Shares...........90

SCHEDULE 2....................................................................92
            Lead Arrangers....................................................92

SCHEDULE 3....................................................................93
            The Shipowning Guarantors and the Vessels.........................93

SCHEDULE 4....................................................................98

SCHEDULE 5...................................................................100
            Form of Transfer Certificate.....................................100

APPENDIX A...................................................................107

APPENDIX B...................................................................108

APPENDIX C...................................................................109

APPENDIX D...................................................................110

APPENDIX E...................................................................111

LOAN FACILITY AGREEMENT

DATED:                          1999

BETWEEN:-

(1) ADVIESBURO ENERGIETECHNIEK VAN DE POL B.V. (ALSO REFERRED TO AS AND TRADING UNDER THE NAME OF STOLT COMEX SEAWAY FINANCE) which is a company incorporated according to the law of The Netherlands with its registered office at Arent Janszoon Ernststraat 595H, 1082 LD Amersterdam (PO Box 7827, 1008 AA Amsterdam), The Netherlands (the "BORROWER"); and

(2) STOLT COMEX SEAWAY S.A. which is a company incorporated according to the law of Luxembourg with its registered office at 11 Rue Aldringen L-118 Luxembourg (the "GUARANTOR"); and

(3) the banks listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together "THE BANKS" and each a "BANK"); and

(4) DEN NORSKE BANK ASA, acting as facility agent and security trustee through its office at 200 Park Avenue, New York, New York 10166-0396, United States of America (in that capacity "THE AGENT"); and

(5) the banks and financial institutions listed in Schedule 2, each acting as a lead arranger through its office at the address indicated against its name in Schedule 2 (together in that capacity "THE Arrangers" and each an "ARRANGER"); and

(6) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION acting as syndication agent through its office at 3 Allen Center, 333 Clay Street, Suite 4550, Houston, Texas 77002, United States of America (in that capacity "THE SYNDICATION AGENT").

WHEREAS:-

(A) Each of the Vessels is registered in the ownership of her Owner under the flag of the country as indicated in Schedule 3 and each of the ROVs is owned by the Shipowning Guarantor indicated in Schedule 3.

(B) Each of the Banks has agreed to advance to the Borrower its respective Commitment of an aggregate principal amount not exceeding one hundred and fifty million Dollars ($150,000,000) or the Equivalent Amount in a Permitted Currency or Permitted Currencies (as appropriate) in order to assist the Borrower in providing for the re-financing of the Existing Loan in full and with working capital for the Borrower and its affiliates. It is specifically agreed that at least the lower of fifty million Dollars ($50,000,000) and one third (1/3) of the Facility Outstandings at any time during the Facility Period shall be lent by the Borrower to its parent company, Stolt Comex Seaway A/S.

IT IS AGREED as follows:-

1        DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS

                  In this Agreement:-

                  1.1.1 "THE ADDRESS FOR SERVICE" means c/o Stolt-Nielsen Limited, Aldwych House, 71-91 Aldwych, London WC2B 4HN, England or, in relation to any of the Security Parties, such other address in England and Wales as that Security Party may from time to time designate by no fewer than ten Business Days' written notice to the Agent.

                  1.1.2 "THE ADDITIONAL RATE" means the cost imputed to the Banks of compliance with:

                           (a) the mandatory liquid asset requirements of the Bank of England and/or the banking supervision or other costs imposed by the

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                                    Financial Services Authority, as determined
                                    in accordance with Appendix E; and

                           (b) any other applicable regulatory or central bank requirement (including any requirement of the European Central Bank) relating to any amount advanced under this Agreement by a Bank through a branch in a state being one of the participating countries which at the relevant time shall have entered into economic and monetary union (as a result of the legislative measures contemplated by the Treaty of Rome of 25 March 1957, as amended from time to time).

                  1.1.3 "THE ADMINISTRATION" has the meaning given to it in paragraph 1.1.3 of the ISM Code.

                  1.1.4 the "ADVANCE DATE", in relation to any Drawing, means the date on which that Drawing is advanced by the Banks to the Borrower pursuant to Clause 2.

                  1.1.5 "THE ASSIGNMENTS" means the deeds of assignment of the Insurances, Earnings and Requisition Compensation in respect of each Vessel referred to in Clause 10.2 (each an "ASSIGNMENT").

                  1.1.6 "THE BORROWER'S OBLIGATIONS" means all of the liabilities and obligations of the Borrower to the Finance Parties under or pursuant to the Borrower's Security Documents, whether actual or contingent, present or future, and whether incurred alone or jointly or jointly and severally with any other and in whatever currency, including (without limitation) interest, commission and all other charges and expenses.

                  1.1.7 "THE BORROWER'S SECURITY DOCUMENTS" means those of the Security Documents to which the Borrower is or is to be a party.

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                  1.1.8    "BREAK COSTS" means all documented costs, losses,
                           premiums or penalties incurred by any of the Finance Parties in the circumstances contemplated by Clause
                           19.4 or as a result of any of them receiving any prepayment of all or any part of the Facility (whether pursuant to Clause 6.2 or otherwise) or any other payment under or in relation to the Security Documents on a day other than the due date for payment of the sum in question, and includes (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain the Facility, and any liabilities, expenses or losses incurred by any of the Finance Parties in terminating or reversing, or otherwise in connection with, any interest rate and/or currency swap, transaction or arrangement entered into by any of the Finance Parties to hedge any exposure arising under this Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement.

                  1.1.9 "BUSINESS DAY" means (a) a day on which banks are open for the transaction of business of the nature contemplated by this Agreement (and not authorised by law to close) in New York City, United States of America; London, England; Oslo, Norway, Brussels, Belgium; and (b) in relation to the determination of interest rates for euros only, a day on which the Trans-European Automated Real Time Gross Settlement Express System (TARGET) is operating.

                  1.1.10 "CERTIFICATE OF COMPLIANCE" means a certificate materially in the form set forth in Schedule 4, signed by the finance director or similar officer of the Guarantor.

                  1.1.11 "CHANGE OF CONTROL" means that SNSA shall cease, for any reason whatsoever, to own or control directly or indirectly, shares of the Guarantor representing at least 30% of all votes capable of being represented in any shareholders' meeting of the Guarantor or if any shareholder or group of shareholders acting in concert outside SNSA at any time own or control, directly or indirectly, more of the issued voting

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                           shares determined, on a per vote basis, of the
                           Guarantor than those owned by SNSA.

                  1.1.12 "COMMITMENT" means, in relation to each Bank, the amount of the Facility which that Bank agrees to advance to the Borrower as its several liability as indicated against the name of that Bank in Schedule 1, as reduced from time to time in accordance with Clause 2.4.5, or, where the context permits, the amount of the Facility advanced by that Bank and remaining outstanding.

                  1.1.13 "COMMITMENT COMMISSION" means the commitment commission to be paid by the Borrower to the Agent pursuant to Clause 9.2.

                  1.1.14 a "COMMUNICATION" means any notice, approval, demand, request or other communication from one party to this Agreement to any other party to this Agreement.

                  1.1.15 "THE COMMUNICATIONS ADDRESS" means c/o Stolt Comex Seaway M.S. Limited, Bucksburn House, Howes Road, Bucksburn, Aberdeen, AB21 9RQ, Scotland, United Kingdom fax no: +(44) 1224 712 658 marked for the attention of Paul Frikstad.

                  1.1.16 "THE COMPANY" means, in relation to any Vessel and at any given time, the company responsible for the Vessel's compliance with the ISM Code pursuant to paragraph 1.1.2 of the ISM Code.

                  1.1.17 "CONSOLIDATED DEBT" means for the Guarantor and its Subsidiaries (on a consolidated basis) at any time, the aggregate value of (i) notes payable (whether promissory notes or otherwise), plus (ii) long-term debt (including current portion of long-term debt), plus (iii) capitalised lease obligations on behalf of third parties and all contingent liabilities related to debt and capital lease obligations which, according to US GAAP, are considered probable and estimable, plus (iv) subordinated debt, less (v) the amount of debt for which there is a restricted cash deposit which will repay all or part of such financial debt obligation.

                  1.1.18 "CONSOLIDATED TANGIBLE NET WORTH" means for the Guarantor and its Subsidiaries (on a consolidated basis) at any time (a) the sum, to the extent shown on the Guarantor's consolidated balance sheet, of (i) the amount of issued and outstanding share capital, less the cost of treasury shares, plus (ii) the amount of surplus and retained earnings, less (b) intangible assets as determined in accordance with US GAAP.

                  1.1.19 "CONVERTED" means actually or notionally (as the case may require) converted by the Agent, at the rate at which the Agent, in accordance with its usual practice, is able in the London Interbank market to purchase the Permitted Currency in which the Facility or part thereof is then denominated with the Permitted Currency in which the Facility or part thereof is to be denominated, on the second Business Day before the value date for that conversion pursuant to Clause 5, and the words "CONVERT" and "CONVERSION" shall be interpreted accordingly.

                  1.1.20 "CURRENCY OF ACCOUNT" means, in relation to any payment to be made to a Finance Party pursuant to any of the Security Documents, the currency in which that payment is required to be made by the terms of the relevant Security Document.

                  1.1.21 "THE DEED OF COVENANTS" means the deed of covenants referred to in Clause 10.1.

                  1.1.22 "DEFAULT RATE" means the rate which is the aggregate of (i) one per centum (1%) per annum and (ii) the applicable Margin, above LIBOR.

                  1.1.23 "DOC" means a valid Document of Compliance issued for the Company by the Administration pursuant to paragraph 13.2 of the ISM Code.

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                  1.1.24   "DOLLARS" and "$" each means available and freely
                           transferable and convertible funds in lawful currency of the United States of America.

                  1.1.25 "DRAWDOWN NOTICE" means a notice complying with Clause 2.3.

                  1.1.26 "DRAWING" means a part (or, if requested and available, all) of the Facility advanced by the Banks to the Borrower in accordance with Clause 2.

                  1.1.27 "EARNINGS", in relation to a Vessel and each ROV, means all hires, freights, pool income and other sums payable to or for the account of the Owner in respect of that Vessel or ROV including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel or ROV.

                  1.1.28 "EBITDA" means the consolidated Earnings of the Guarantor and its Subsidiaries before interest, Taxes, depreciation and amortisation, at any time during the Facility Period as determined in accordance with US GAAP, calculated on a pro forma basis to include acquisitions.

                  1.1.29 "ENCUMBRANCE" means any mortgage, charge, pledge, lien, assignment, hypothecation, preferential right, option, title retention or trust arrangement or any other agreement or arrangement which has the effect of creating security.

                  1.1.30 "EQUIVALENT AMOUNT" means the amount of any Permitted Currency converted from the relevant amount of Dollars.

                  1.1.31 "EURO" means the currency of participating Member States of the European Monetary Union, pursuant to Council Regulation (EC) 974/98

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                           of 3 May 1998, (as changed from time to time by the
                           European Communities).

                  1.1.32 "EVENT OF DEFAULT" means any of the events set out in Clause 14.2.

                  1.1.33 "EXECUTION DATE" means the date on which this Agreement is executed by each of the parties thereto.

                  1.1.34 "THE EXISTING LOAN" means the inter-company debt due from an indirect parent of the Borrower to Stolt Nielsen Transportation Group Limited (formerly Stolt Parcel Tankers Inc.), a subsidiary of SNSA pursuant to a loan agreement dated 10 August 1998.

                  1.1.35 "FACILITY" means the multi-currency revolving credit facility made available by the Banks to the Borrower pursuant to this Agreement.

                  1.1.36 "THE FACILITY OUTSTANDINGS" at any time means the total of all Drawings made at that time, to the extent not reduced by repayments, prepayments and voluntary reductions.

                  1.1.37 "THE FACILITY PERIOD" means the period beginning on the Execution Date and ending on the date when the whole of the Indebtedness has been repaid in full and the Borrower has ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Security Documents.

                  1.1.38 "FACTORING AGREEMENT" means the factoring agreement in relation to the assignment of earnings contained in the Assignment over mv "SEAWAY FALCON" to be made between the Agent and Stolt Comex Seaway A/S referred to in Clause 10.6.

                  1.1.39 "THE FEE LETTERS" means the letters from the Agent as agreed and accepted by the Borrower and the Guarantor setting out certain fees, commissions and other sums payable by the Borrower to the Agent in connection with the Facility.

                  1.1.40 "THE FINANCE PARTIES" means the Banks, the Agent, the Arrangers and the Syndication Agent.

                  1.1.41 "FIRST REDUCTION DATE" means the date falling six (6) months after the Execution Date.

                  1.1.42 "GENERAL SECURITY AGREEMENTS" means (i) the bond and floating charge and assignation of insurances in relation to the ROVs owned by Stolt Comex Seaway Limited (ii) the deed of charge and assignment over the ROVs owned by SCS Shipping Limited and (iii) the grant of security interest and assignment of Earnings, Insurances and Requisition Compensation in relation to the ROVs owned by SCS Shipping Corporation and owned or to be owned by Stolt Comex Seaway Inc. referred to in Clause 10.5 (each a "GENERAL SECURITY AGREEMENT").

                  1.1.43 "THE GUARANTEE" means the guarantee and indemnity of the Guarantor contained in Clause 8.

                  1.1.44 "GUARANTOR'S CAPITAL MARKETS ISSUE" means any capital markets issue by the SCS Group or any part thereof not specifically taken up for an acquisition.

                  1.1.45 "THE GUARANTOR'S LIABILITIES" means all of the liabilities and obligations of the Guarantor to the Finance Parties under or pursuant to the Guarantee whether actual or contingent, including (without limitation) Interest.

                  1.1.46 "THE INDEBTEDNESS" means the Facility Outstandings; all other sums of any nature including costs (together with all interest on any of those sums) which from time to time may be payable by the Borrower to the Finance Parties pursuant to the Security Documents;

                           any damages payable as a result of any breach by the Borrower of any of the Security Documents; and any damages or other sums payable as a result of any of the obligations of the Borrower under or pursuant to any of the Security Documents being disclaimed by a liquidator or any other person, or, where the context permits, the amount thereof for the time being outstanding.

                  1.1.47 an "INSTRUCTING GROUP" means any one or more Banks whose combined Proportionate Shares exceed sixty six per centum (66%).

                  1.1.48 "INSURANCES", in relation to a Vessel and each ROV, means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with that Vessel or that ROV or her increased value and (where the context permits) all benefits thereof, including all claims of any nature and returns of premium.

                  1.1.49 "INTER-COMPANY INDEBTEDNESS" means a note documenting any inter-company debt due from SNSA or any of its subsidiaries, other than a member of the SCS Group, to any member(s) of the SCS Group, on a consolidated basis, which exceeds twenty five million Dollars ($25,000,000) in principal or its equivalent in another currency and is not repayable by its terms within a period of three (3) months.

                  1.1.50 "INTER-COMPANY INDEBTEDNESS ASSIGNMENTS" means any deeds of assignment of Inter-Company Indebtedness referred to in Clause 10.4 (each "AN INTER-COMPANY INDEBTEDNESS ASSIGNMENT").

                  1.1.51   "INTEREST" means interest at the Default Rate.

                  1.1.52 "INTEREST PAYMENT DATE" means each date for the payment of interest in accordance with Clause 7.

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                  1.1.53   "INTEREST PERIOD" means each interest period selected
                           by the Borrower or agreed by the Agent pursuant to Clause 7.

                  1.1.54 "THE ISM CODE" means the International Management Code for the Safe Management of Ships and for Pollution Prevention, as adopted by the Assembly of the International Maritime Organisation on 4 November 1993 by resolution A.741 (18) and incorporated on 19 May 1994 as chapter IX of the Safety of Life at Sea Convention 1974.

                  1.1.55 "LAW" means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

                  1.1.56 "LIBOR" means the rate, rounded to the nearest four decimal places downwards (if the digit displayed in the fifth decimal place is 1,2,3 or 4) or upwards (if the digit displayed in the fifth decimal place is 5, 6,7,8 or 9) displayed on the telerate page 3750 or, as the case may be, 3740 (or such other page or pages which replace(s) either such page for the purposes of display offered rates of leading banks, for deposits in the Currency of Account of amounts equal to the amount of the relevant Drawing for a period equal in length to the relevant Interest Period or if there is no such display rate then available for the Permitted Currency for an amount comparable to the Drawing, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth per centum (1/16%)) of the respective rates notified to the Agent by each of the Reference Banks as the rate at which it is offered deposits in the Currency of Account and for the required period by prime banks in the London Interbank Market.

                  1.1.57 "THE MANAGERS" means Stolt Comex Seaway Inc. or Stolt Comex Seaway A/S, or such other commercial and/or technical managers of the

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                           Vessels and any ROVs which are leased to a party
                           outside the SCS Group nominated by the Owners as the Agent may in its discretion approve.

                  1.1.58 "MANAGEMENT AGREEMENT" means, in relation to any Vessel or ROV which is leased to a party outside the SCS Group, the Management Agreement made between the Managers and the relevant Owner.

                  1.1.59 "MARGIN" based on the ratio of Consolidated Debt to EBITDA for the preceding four fiscal quarters ("D/EBITDA") means:-

                           (a) for the first three (3) years of the Facility Period:-

                                    (i)   0.85% where D/EBITDA is less than
                                          1;

                                    (ii)  0.95% where D/EBITDA is equal to or
                                          greater than 1 but less than 2;

                                    (iii) 1.10% where D/EBITDA is equal to
                                          or greater than 2 but less than 3;
                                          and

                                    (iv)  1.25% where D/EBITDA  is equal to
                                          or greater than 3; and

                           (b) for the fourth year of the Facility Period until the end of the Facility Period:-

                                    (i)   1% where D/EBITDA is less than 1;

                                    (ii)  1.10% where D/EBITDA is equal to or
                                          greater than 1 but less than 2;

                                    (iii) 1.25% where D/EBITDA is equal to or
                                          greater than 2 but less than 3; and

                                    (iv)  1.40% where D/EBITDA is equal to or
                                          greater than 3,

                           Provided however that each applicable Margin shall automatically increase by fifty per cent (50%) in the event of a Change of Control, unless such Change of Control is acceptable to all the Banks. The Margin shall be calculated by the Agent as of 28 February, 31 May, 31 August and 30 November each year (each a "MARGIN REVIEW DATE")

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


                           commencing 28 February 1999 for the succeeding fiscal quarter and shall be calculated based on the Consolidated Debt at the end of the relevant fiscal quarter over EBITDA for the preceding four fiscal quarters, the most recent of which shall have ended on the previous Margin Review Date (which in the case of the calculations made as of 28 February 1999 shall be 30 November 1998).

                  1.1.60   "MATERIAL VESSEL" means mv "SEAWAY FALCON".

                  1.1.61 "THE MAXIMUM FACILITY AMOUNT" means the amount of the aggregate Commitments subject to any reductions effected in accordance with Clauses 2.4, 6.6 and 17.8.

                  1.1.62 "MILLENNIUM COMPLIANT" means, in relation to each of the Security Parties and in relation to each Vessel and each ROV, that the Systems of that Security Party, of that Vessel and of that ROV will be able to recognise and properly to perform, in all material respects, date sensitive functions involving dates on or after 31 December 1999, will not be materially adversely affected by the change of date to 1 January 2000 or any other change of date, and will comply in all material aspects with all applicable date recognition and similar requirements of all relevant laws and of the Insurances.

                  1.1.63 "THE MORTGAGEES' INSURANCES" means all policies and contracts of mortgagees' interest insurance and any other insurance from time to time taken out by the Agent on behalf of the Banks in relation to the Vessels and the ROVs pursuant to this Agreement.

                  1.1.64 "THE MORTGAGES" means the first preferred and/or priority mortgages referred to in Clause 10.1 (each a "MORTGAGE").

                  1.1.65 "NON CLASSIFIED VESSELS" means mv "AMERICAN PATRIOT", mv "AMERICAN CONSTITUTION", mv "AMERICAN EAGLE", mv "AMERICAN INDEPENDENCE", mv "AMERICAN

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


                           RECOVERY" mv "AMERICAN TRIUMPH" and mv "AMERICAN VICTORY".

                  1.1.66 "ORIGINAL DOLLAR AMOUNT" means, at any relevant time, the amount of the Facility which would then have been outstanding had the Facility at all times been denominated, drawn and repaid wholly in Dollars in accordance with Clause 6.

                  1.1.67 "OWNER" means, in relation to a Vessel or an ROV, the Shipowning Guarantor against whose name the name of that Vessel or the description of that ROV appears in
                           Schedule 3.

                  1.1.68 "PERMITTED CURRENCY" means Dollars, the euro, each of the lawful currencies of France (namely French Francs), Norway (namely Norwegian Kroner), the United Kingdom (namely Pounds Sterling) and any other eurocurrency provided that each such currency selected by the Borrower is acceptable to the Banks and is freely convertible, transferable and available to the Banks in the London Interbank market and in respect of which the Agent is at all material times able to ascertain LIBOR.

                  1.1.69 "PERMITTED LIENS" means (i) assignments of earnings derived from specified fixed assets (which assets shall not include those assets which are the subject of a security document or which may become the subject of a security document at any time during the facility period) ancillary to the granting of a security interest in those fixed assets as part of an asset based financing, (ii) liens for salvage and any encumbrance which has the prior written approval of the agent acting upon the instructions of all the banks, or (iii) any encumbrance arising either by operation of law or in the ordinary course of the business of the relevant security party which is discharged in the ordinary course of business but in any event does not exist for more than sixty (60) days.

                  1.1.70 "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice and/or the passage of time and/or the satisfaction of any materiality test, would constitute an Event of Default.

                  1.1.71 "POUNDS STERLING" means pounds sterling being the available and freely transferable and convertible funds in the lawful currency of the United Kingdom.

                  1.1.72 "PRINCIPAL SUBSIDIARY" means any member of the SCS Group having total assets exceeding ten per cent (10%) of the consolidated assets of the SCS Group and/or having during the last four fiscal quarters accounted for more than ten per cent (10%) of the consolidated turnover of the SCS Group.

                  1.1.73 "PROCEEDINGS" means any suit, action or proceedings begun by any of the Finance Parties arising out of or in connection with the Security Documents.

                  1.1.74 "PROPORTIONATE SHARE" means, for each Bank, the percentage indicated against the name of that Bank in
                           Schedule 1.

                  1.1.75 "PRO RATA INSURANCE PROCEEDS AMOUNT" means, in respect of each Vessel (other than the Material Vessel), any insurance proceeds payable in respect of such Vessel in the event of a Total Loss divided by the aggregate market value of all the Vessels other than the Material Vessel, whereby the product of such fraction is multiplied by the Maximum Facility Amount.

                  1.1.76 "REDUCTION DATE" means each date falling at consecutive six monthly intervals after the First Reduction Date up to the Termination Date.

                  1.1.77 "REFERENCE BANKS" means the Agent, Midland Bank Plc and Bank of America National Trust And Savings Association.

                  1.1.78 "REQUISITION COMPENSATION", in relation to a Vessel, means all compensation or other money which may from time to time be payable to the Owner as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

                  1.1.79 "ROVS" means the ROVs listed in Schedule 3 and everything now or in the future belonging to them on board and ashore.

                  1.1.80   "SCS GROUP" means the Guarantor and its Subsidiaries.

                  1.1.81 "THE SECURITY DOCUMENTS" means this Agreement, the Mortgages, the Deed of Covenants, the Assignments, the Factoring Agreement, the General Security Agreements, the Inter-Company Indebtedness Assignments, the Shipowners' Guarantee, or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by a member of the SCS Group as security for the payment of all or any part of the Indebtedness.

                  1.1.82 "SECURITY PARTIES" means the Borrower, the Guarantor, the Shipowning Guarantors and any other member of the SCS Group who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and "SECURITY PARTY" means any one of them.

                  1.1.83 "THE SHIPOWNERS' GUARANTEE" means the joint and several guarantee and indemnity of the Shipowning Guarantors referred to in Clause 10.3.

                  1.1.84 "THE SHIPOWNING GUARANTORS" means the companies listed in Schedule 3, each of which is a company incorporated according to the law of the country indicated against its name in Schedule 3 with its registered office and/or principal place of business at the address indicated against its name in Schedule 3 (each "A SHIPOWNING GUARANTOR").

                   1.1.85 "SMC" in relation to any Vessel, means a valid safety management certificate issued for the Vessel by or on behalf of the Administration pursuant to paragraph 13.4 of the ISM Code.

                   1.1.86 "SMS" in relation to any Vessel, means a safety management system for the Vessel developed and implemented in accordance with the ISM Code and including the functional requirements, duties and obligations required by the ISM Code.

                  1.1.87 "SNSA" means Stolt-Nielsen S.A. a company incorporated according to the law of Luxembourg with its registered office at 23 Avenue Monterey, L-2086 Luxembourg.

                  1.1.88 "SUBSIDIARY" means a subsidiary undertaking, as defined in section 258 Companies Act 1985 or any analogous definition under any other relevant system of law.

                  1.1.89 "SURETY" means any person (other than the Borrower or the Guarantor) who has given or who may in the future give to the Finance Parties or any of them any security, guarantee or indemnity for or in relation to the Borrower's Obligations.

                   1.1.90 "SYSTEMS" means, in relation to any Security Party, the computer applications and other electronic equipment and related software used by that Security Party in connection with its business, and, in relation to each Vessel and each ROV, the computer applications and other electronic equipment and related software installed from time to time on board that Vessel or ROV (as the case may be).

                  1.1.91 "TAXES" means all taxes, levies, imposts, duties, charges, fees, deductions and withholdings (including any related interest and penalties) and any restrictions or conditions resulting in any charge, other than taxes on the overall net income of a Finance Party or branch thereof, and "TAX" and "TAXATION" shall be interpreted accordingly.

                  1.1.92   "THE TERMINATION DATE" means the date falling five
                           (5) years after the Execution Date.

                  1.1.93 "TOTAL LOSS", in relation to a Vessel, or an ROV means:-

                           (a) an actual, constructive, arranged, agreed or compromised total loss of that Vessel or ROV; or

                           (b) the requisition for title or compulsory acquisition of that Vessel or ROV by or on behalf of any government or other authority (other than by way of requisition for hire); or

                           (c) the capture, seizure, arrest, detention or confiscation of that Vessel or ROV, unless the Vessel or ROV (as the case may be) is released and returned to the possession of the Owner within two months after the capture, seizure, arrest, detention or confiscation in question.

                  1.1.94 "TRANSFER CERTIFICATE" means a certificate materially in the form set forth in Schedule 5 signed by a Bank and a Transferee whereby:

                           (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations under this Agreement upon and subject to the terms and conditions set out in Clause 16; and

                           (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 16.

                  1.1.95 "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer specified in the schedule to such Transfer Certificate.

                  1.1.96 "TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations under this Agreement.

                  1.1.97   "THE TRUST PROPERTY" means:-

                           (a) the benefit of the covenant contained in Clause 10; and

                           (b) all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents (other than this Agreement), with the exception of any benefits arising solely for the benefit of the Agent).

                  1.1.98 "US COAST GUARD INSPECTED VESSELS" means mv "AMERICAN INDEPENDENCE", "AMERICAN RECOVERY", "AMERICAN TRIUMPH" AND "AMERICAN VICTORY".

                  1.1.99 "US GAAP" means the generally accepted accounting principles in the United States of America, from time to time in effect, subject to any changes in the rules of US GAAP, consistently applied always provided that if the Guarantor wishes to change accounting principles within the applicable rules of US GAAP, the Borrower shall notify the Agent of the intention together with an explanation of the effects on the financial covenants contained in this Agreement. Should the Banks, and/or the Guarantor, find that such change will impact upon the result of the calculation of the financial covenants contained in this Agreement, the Banks will, following consultation with the Guarantor, stipulate amendments to the financial covenants so that the ratio of SCS Group's performance in respect of the covenants reflects the position which would have been the case had no changes to the Guarantor's accounting principles taken place.

                  1.1.100 "VALUATION" means in relation to a Vessel and an ROV, the arithmetic mean of the written valuations of that Vessel or ROV (as the case may be), expressed in Dollars prepared by two firms of reputable independent shipbrokers, one appointed by the Agent and the other appointed by the Borrower, unless either the Agent or the Borrower disagrees with such arithmetic average, in which event the two shipbrokers shall appoint a third firm of reputable independent shipbrokers and the valuation of the Vessel or ROV (as the case may be) shall be the arithmetic mean of all three such valuations. Such valuations shall be prepared at the Borrower's expense, without a physical inspection, on the basis of a sale for prompt delivery for cash at arm's length between a willing buyer and a willing seller without the benefit of any charterparty or other engagement.

                  1.1.101 "THE VESSELS" means the vessels listed in Schedule 3 and everything now or in the future belonging to them on board and ashore (each a "VESSEL").

         1.2      INTERPRETATION

                  In this Agreement:-

                  1.2.1 words denoting the plural number include the singular and vice versa;

                  1.2.2 words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

                  1.2.3 references to Recitals, Clauses, Schedules and Appendices are references to recitals and clauses of, and schedules and appendices to, this Agreement;

                  1.2.4 references to this Agreement include the Recitals, the Schedules and the Appendices;

                  1.2.5 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

                  1.2.6 references to any document (including, without limitation, to all or any of the Security Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

                  1.2.7 references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

                  1.2.8 references to any of the Finance Parties include its successors, Transferees and assignees; and

                  1.2.9 references to times of day are to New York time.

         1.3      JOINT AND SEVERAL LIABILITY

                  1.3.1 All obligations, covenants, representations, warranties and undertakings in or pursuant to the Security Documents assumed, given, made or entered into by the Borrower and the Guarantor shall, unless otherwise expressly provided, be assumed, given, made or entered into by the Borrower and the Guarantor jointly and severally.

                  1.3.2 Each of the Borrower and the Guarantor agrees that any rights which it may have at any time during the Facility Period by reason of the performance of its obligations under the Security Documents to be indemnified by the other or by any Surety and/or to take the benefit of any security taken by the Finance Parties pursuant to the Security Documents shall be exercised in such manner and on such terms as the Agent may require. Each of the Borrower and the Guarantor agrees to hold any sums received by it as a result of its having exercised any such right on trust for the Agent (as agent for the Banks) absolutely.

                  1.3.3 Each of the Borrower and the Guarantor agrees that it will not at any time during the Facility Period claim any set-off or counterclaim against the other or against any Surety in respect of any liability owed to it by the other or by any Surety under or in connection with the Security Documents, nor prove in competition with any Finance Party in any liquidation of (or analogous proceeding in respect of) the other or of any Surety in respect of any payment made under the Security Documents or in respect of any sum which includes the proceeds of realisation of any security held by any of the Finance Parties for the repayment of the Indebtedness.

2        THE FACILITY AND ITS PURPOSE

         2.1 AGREEMENT TO LEND Subject to the terms and conditions of this Agreement, and in reliance on each of the representations and warranties made or to be made in or in accordance with each of the Security Documents, each of the Banks agrees to advance to the Borrower its Commitment of an aggregate principal amount not exceeding the Maximum Facility Amount to be used by the Borrower for the purposes referred to in Recital (B).

         2.2 DRAWINGS Subject to satisfaction by the Borrower of the conditions set out in Clause 3.1 (in respect of the first Drawing), Clause 3.3 (in respect of all subsequent Drawings), and subject to Clause 2.3, and provided that the maximum aggregate amount of the Facility Outstandings at any given time during the Facility Period shall not exceed the Maximum Facility Amount, each Drawing shall be advanced to the Borrower, in each case by the Agent transferring the amount of the Drawing to such account of the Borrower as the Borrower shall notify to the Agent in the relevant Drawdown Notice by such same day method of funds transfer as the Agent shall select.

         2.3 ADVANCE OF DRAWINGS Each Drawing shall be advanced in Dollars, or in any other Permitted Currency selected in accordance with Clause 5.1. Each

                  Drawing shall be advanced on a Business Day, provided that the Borrower shall have given to the Agent not more than ten and not fewer than four Business Days' notice in writing materially in the form set out in Appendix A of the required Advance Date of the Drawing in question. Each Drawdown Notice once given shall be irrevocable and shall constitute a warranty by the Borrower that:-

                  2.3.1 all conditions precedent to the advance of the Drawing requested in that Drawdown Notice will have been satisfied on or before the Advance Date requested;

                  2.3.2 no Event of Default or Potential Event of Default has occurred or will then have occurred; and

                  2.3.3 no Event of Default or Potential Event of Default will result from the advance of the Drawing in question.

                  The Agent shall promptly notify each Bank of the receipt of each Drawdown Notice, following which each Bank will make its Proportionate Share of the amount of the requested Drawing available to the Borrower through the Agent on the Advance Date requested.

         2.4      FACILITY REDUCTION

                  2.4.1 The amount of the Facility available to the Borrower for drawing under this Agreement shall be one hundred and fifty million Dollars ($150,000,000) or the Equivalent Amount in any other Permitted Currency during the period from the Execution Date until the First Reduction Date. On the First Reduction Date and on each subsequent Reduction Date until the Termination Date, the amount of the Facility available for drawing shall decrease by twelve million five hundred thousand Dollars ($12,500,000).

                           On the Termination Date the Facility available shall be reduced to zero. The mandatory decreases in the amount of the Facility available for drawing required pursuant to this Clause will be made in the amounts and at the times specified whether or not the Borrower voluntarily reduces the Maximum Facility Amount pursuant to Clause 2.4.2, or the Maximum Facility Amount is reduced pursuant to Clause 2.4.3, Clause 6.6 or Clause 17.8.

                  2.4.2 The Borrower may voluntarily reduce the Maximum Facility Amount in whole or in part in multiples of two million Dollars ($2,000,000), where applicable provided that it has first given to the Agent not fewer than fourteen (14) days' prior written notice expiring on a Business Day of its desire to reduce the Maximum Facility Amount. Any such reduction in the Maximum Facility Amount shall not be reversed.

                  2.4.3 Upon receipt by the Guarantor of the net proceeds from any Guarantor's Capital Markets Issue, the Maximum Facility Amount shall immediately reduce by the amount of fifty per cent (50%) of such net proceeds (the "NET PROCEEDS AMOUNT"). Any such reduction in the Maximum Facility Amount shall not be reversed. If as a result of such reduction the Original Dollar Amount exceeds the Maximum Facility Amount then available, the Guarantor will ensure that such amount as is necessary of the Net Proceeds Amount shall be used to prepay the Facility Outstandings so that the Original Dollar Amount is not greater than the Maximum Facility Amount. Any such prepayment shall be applied in inverse order of maturity and otherwise in accordance with Clauses 6.3, 6.4 and 6.5.

                  2.4.4 To the extent that repayments or prepayments made by the Borrower to the Agent in accordance with this Agreement reduce the Facility Outstandings to less than the Maximum Facility Amount, the Borrower shall again be entitled to make Drawings in accordance with and subject to the terms of this Agreement.

                  2.4.5 Simultaneously with each reduction of the Maximum Facility Amount in accordance with Clause 2.4.1, Clause 2.4.2 or Clause 2.4.3 (as the case may be), the Commitment of each Bank will reduce so that the Commitments of the Banks in respect of the reduced Maximum

                           Facility Amount remain in accordance with their respective Proportionate Shares.

         2.5 RESTRICTIONS ON DRAWINGS The Borrower shall not be entitled to make more than three Drawings on any Business Day and no more than ten (10) Drawings may be outstanding at any one time during the Facility Period. Each Drawing shall be of an amount of not less than five million Dollars ($5,000,000) or the Equivalent Amount in any other Permitted Currency. If at any time during the Facility Period the Original Dollar Amount exceeds the Maximum Facility Amount then available or if a proposed Drawing when added to the Original Dollar Amount would result in the Maximum Facility Amount being exceeded then the Borrower shall immediately pay to the Agent on behalf of the Banks such amount as will ensure that the Original Dollar Amount is equal to or less than the Maximum Facility Amount then available.

         2.6 TERMINATION DATE No Bank shall be under any obligation to advance all or any part of its Commitment after the Termination Date.

         2.7 SEVERAL OBLIGATIONS The obligations of the Banks under this Agreement are several. The failure of a Bank to perform its obligations under this Agreement shall not affect the obligations of the Borrower to any Finance Party nor shall any Finance Party be liable for the failure of another Bank to perform any of its obligations under or in connection with this Agreement.

         2.8 APPLICATION OF FACILITY Without prejudice to the obligations of the Borrower under this Agreement, no Finance Party shall be obliged to concern itself with the application of the Facility by the Borrower.

         2.9 LOAN FACILITY AND CONTROL ACCOUNTS The Agent will open and maintain such loan facility account or such other control accounts as the Agent shall in its discretion consider necessary or desirable in connection with the Facility.

3        CONDITIONS PRECEDENT AND SUBSEQUENT

         3.1 CONDITIONS PRECEDENT - FIRST DRAWING Before any Bank shall have any obligation to advance the first Drawing under the Facility, the Borrower shall pay to the Agent the relevant fees referred to in Clause 9.3 and deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:-

                  3.1.1 EVIDENCE OF INCORPORATION Such evidence as the Agent may reasonably require that each Security Party was duly incorporated in its country of incorporation and remains in existence and, where appropriate, in good standing, with power to enter into, and perform its obligations under, those of the Security Documents to which it is, or is intended to be, a party, including (without limitation) a copy, certified by a director or an officer of the Security Party in question as true, complete, accurate and unamended, of all documents establishing or limiting the constitution of each Security Party.

                  3.1.2 CORPORATE AUTHORITIES A copy, certified by a director or the secretary of the Security Party in question as true, complete, accurate and neither amended nor revoked, of a resolution of the directors and (other than the Guarantor) a resolution of the shareholders of each Security Party (together, where appropriate, with signed waivers of notice of any directors' or shareholders' meetings) approving, and authorising or ratifying the execution of, those of the Security Documents and each Drawdown Notice to which that Security Party is or is intended to be a party and all matters incidental thereto.

                  3.1.3 OFFICER'S CERTIFICATE A certificate (i) signed by a duly authorised officer of each of the Security Parties setting out the names of the directors, officers and (other than the Guarantor) shareholders of that Security Party and (ii) issued by each Security Party's company registry confirming due incorporation and valid existence and (when such information is maintained by the registry) the names of its directors and shareholders.

                  3.1.4 POWER OF ATTORNEY The power of attorney (notarially attested and legalised, if necessary, for registration purposes) of each of the Security Parties under which any documents are to be executed or transactions undertaken by that Security Party.

                  3.1.5 VESSEL DOCUMENTS Photocopies, certified as true, accurate and complete by a director or the secretary of the Owner of (in respect of each Vessel):-

                           (a)      any time charterparty or bareboat
                                    charterparty of that Vessel which will be in force on the first Advance Date and which exceeds twelve (12) months duration;

                           (b) the Management Agreement relating to that Vessel; and

                           (c) that Vessel's current Safety Construction, Safety Equipment, Safety Radio and
                                    Load Line Certificates;

                           (d) if required by law and that Vessel is operating in the waters of the United States of America, that Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

                           (e)      where applicable, that Vessel's current SMC;
                                    and

                           (f)      where applicable, each Company's current DOC

                           in each case together with all addenda, amendments or supplements.

                  3.1.6 EVIDENCE OF OWNERSHIP In respect of (i) each Vessel, certificate(s) of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) at the Vessel's port of registry confirming that such Vessel is on the first Advance Date owned by her Owner and free of registered Encumbrances and (ii) each ROV, such evidence as the Agent may require that such ROV is on the first Advance Date owned by her Owner and is free of Encumbrances.

                  3.1.7 EVIDENCE OF INSURANCE Evidence that each Vessel and each ROV is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

                  3.1.8 CONFIRMATION OF CLASS A Certificate of Confirmation of Class for hull and machinery (dated not more than seven days before the first Advance Date) confirming that each Vessel other than the Non Classified Vessels is classed with the highest applicable class necessary to properly operate such Vessel of Lloyd's Register of Shipping, Det norske Veritas, the American Bureau of Shipping or such other classification society as may be acceptable to the Agent.

                  3.1.9 VALUATIONS A valuation of each Vessel and each ROV addressed to the Agent.

                  3.1.10 THE SECURITY DOCUMENTS The Security Documents, together with all notices and other documents required by any of them, duly executed and, in the case of the Mortgages, registered with first priority through the Registrar of Ships (or equivalent official) at the port of registry of the Vessel concerned.

                  3.1.11   DRAWDOWN NOTICE A Drawdown Notice.

                  3.1.12 PROCESS AGENT A letter from Stolt-Nielsen Limited accepting their appointment by each of the Security Parties as agent for service of Proceedings pursuant to the Security Documents.

                  3.1.13 MANAGERS' CONFIRMATION The written confirmation of the Managers that they will remain the commercial and technical managers of the Vessels throughout the Facility Period and will manage the Vessels in accordance with good standard ship management practice.

                  3.1.14 THE FEE LETTERS The Fee Letters countersigned on behalf of the Borrower and the Guarantor by way of acceptance of their terms.

                  3.1.15 LEGAL OPINIONS Confirmation satisfactory to the Agent that all legal opinions required by the Agent on behalf of the Banks will be given substantially in the form required by the Agent on behalf of the Banks.

                  3.1.16 ACCOUNTS The consolidated audited accounts of the Guarantor for its financial year just ended, certified, by a director or the chief financial officer of Stolt Comex Seaway M.S. Limited as agent for the Guarantor, as fair and accurate.

                  3.1.17 US COAST GUARD CERTIFICATION A certified copy of the currently valid US Coast Guard's certificate of inspection in respect of the US Coast Guard Certified Vessels.

         3.2 CONDITIONS SUBSEQUENT The Borrower undertakes to deliver or to cause to be delivered to the Agent on, or as soon as practicable after, the first Advance Date, the following additional documents and evidence:-

                  3.2.1 EVIDENCE OF REGISTRATION Evidence of registration of the Mortgages, in each case with first priority with the Registrar of Ships (or equivalent official) at the port of registry of the Vessel concerned.

                  3.2.2 LETTERS OF UNDERTAKING Letters of undertaking as required by the Security Documents in form and substance acceptable to the Agent.

                  3.2.3 LEGAL OPINIONS Such legal opinions as the Agent on behalf of the Banks shall require pursuant to Clause 3.1.15.

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


                  3.2.4 COMPANIES ACT REGISTRATIONS Evidence that the prescribed particulars of the Security Documents have been delivered to the Registrar of Companies of (i) England and Wales, (ii) Scotland and (iii) the Isle of Man within the statutory time limit.

                  3.2.5 UCC FINANCING STATEMENTS Evidence that the Uniform Commercial Code Financing Statements on Form UCC-1 have been filed against each relevant Security Party, as debtors, under the laws of the United States of America within any applicable time limit imposed by law.

                  3.2.6 MASTER'S RECEIPTS The master's receipt for each of the relevant Mortgages.

         3.3 CONDITIONS PRECEDENT - SUBSEQUENT DRAWINGS Before any Bank shall have any obligation to advance any subsequent Drawings under the Facility, the Borrower shall deliver or cause to be delivered to the order of the Agent, a Drawdown Notice, in addition to the documents and evidence referred to in Clause
                  3.1 where such documents and evidence have not already been delivered to and received by the Agent.

         3.4 NO WAIVER If the Banks in their sole discretion agree to advance any part of the Facility to the Borrower before all of the documents and evidence required by Clause 3.1 or Clause
                  3.3 (as the case may be) have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent, and the advance of any part of the Facility shall not be taken as a waiver of the Agent's right to require production of all the documents and evidence required by Clause 3.1 or Clause 3.3 (as the case may be).

         3.5 FORM AND CONTENT All documents and evidence delivered to the Agent pursuant to this Clause shall:-

                  3.5.1    be in form and substance acceptable to the Agent;

                  3.5.2 be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent;

                  3.5.3 if required for registration purposes, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

         3.6 EVENT OF DEFAULT No Bank shall be under any obligation to advance any part of its Commitment nor to act on any Drawdown Notice if, at the date of the Drawdown Notice or at the date on which the advance of a Drawing is requested in the Drawdown Notice, an Event of Default or Potential Event of Default shall have occurred, or if an Event of Default or Potential Event of Default would result from the advance of the Drawing in question.

4        REPRESENTATIONS AND WARRANTIES

         Each of the Borrower and the Guarantor represents and warrants to each of the Finance Parties at the date of this Agreement and (by reference to the facts and circumstances then pertaining) at the date of each Drawdown Notice, at each Advance Date and at each Interest Payment Date as follows (except that the representation and warranty contained at Clause 4.6 and Clause 4.14 shall only be made on the first Advance
         Date):-

         4.1 INCORPORATION AND CAPACITY Each of the Security Parties is a body corporate duly constituted, organised and validly existing and (where applicable) in good standing under the law of its country of incorporation, in each case with perpetual corporate existence and the power to sue and be sued, to own its assets and to carry on its business, and all of the corporate shareholders (if any) of each Security Party (other than the Guarantor) are duly constituted and existing under the laws of their countries of incorporation with perpetual corporate existence and the power to sue and be sued, to own their assets and to carry on their business.

         4.2 SOLVENCY None of the Security Parties is insolvent or in liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any of the Security Parties or all or any part of their assets.

         4.3 BINDING OBLIGATIONS The Security Documents when duly executed and delivered will constitute the legal, valid and binding obligations of the Security Parties enforceable in accordance with their respective terms subject to applicable laws regarding creditors' rights in general.

         4.4 SATISFACTION OF CONDITIONS All acts, conditions and things required to be done and satisfied and to have happened prior to the execution and delivery of the Security Documents in order to constitute the Security Documents the legal, valid and binding obligations of the Security Parties in accordance with their respective terms have been done, satisfied and have happened in compliance with all applicable laws.

         4.5 REGISTRATIONS AND CONSENTS With the exception only of the registrations referred to in Clause 3.2, all (if any) consents, licences, approvals and authorisations of, or registrations with or declarations to, any governmental authority, bureau or agency which may be required in connection with the execution, delivery, performance, validity or enforceability of the Security Documents have been obtained or made and remain in full force and effect and neither the Borrower nor the Guarantor is aware of any event or circumstance which could reasonably be expected adversely to affect the right of any of the Security Parties (as the case may be) to hold and/or obtain renewal of any such consents, licences, approvals or authorisations; provided that if any Security Party changes its chief executive office or its principal place of business in the United States of America or changes the location of any ROV, additional filings may be necessary.

         4.6 DISCLOSURE OF MATERIAL FACTS Neither the Borrower nor the Guarantor is aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have reasonably been expected to adversely affect the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower.

         4.7 NO MATERIAL LITIGATION Except for those matters disclosed in writing to the Agent, there is no action, suit, arbitration or administrative proceeding nor any contemplated action, suit, arbitration or administrative proceeding pending or to its knowledge about to be pursued before any court, tribunal or governmental or other authority which would, or would be likely to, have a materially adverse effect on the business, assets, financial condition or creditworthiness of the SCS Group.

         4.8 NO BREACH OF LAW OR CONTRACT The execution, delivery and performance of the Security Documents will not contravene any contractual restriction or any law binding on any of the Security Parties or on any shareholder (whether legal or beneficial) of any of the Security Parties (other than the Guarantor), or the constitutional documents of any of the Security Parties, nor result in the creation of, nor oblige any of the Security Parties to create, any Encumbrance over all or any of its assets, with the exception of the Encumbrances created by or pursuant to the Security Documents.

         4.9 NO DEDUCTIONS Except as disclosed to the Agent in writing, that to the best of their knowledge belief and without undue enquiry, none of the Security Parties is required to make any deduction or withholding from any payment which it may be obliged to make to any of the Finance Parties under or pursuant to the Security Documents.

         4.10 NO ESTABLISHED PLACE OF BUSINESS IN THE UNITED KINGDOM OR UNITED STATES Save in respect of the Borrower, and the Owners referred to in Schedule 3 whose registered office or principal place of business is in the United Kingdom or the United States of America, none of the Security Parties has, at the date of this Agreement, an established place of business in the United Kingdom or the United States of America. The addresses of the relevant Owner's principal place of business specified in Schedule 3 are correct as at the date of this Agreement.

         4.11 USE OF FACILITY The Facility will be used for the purposes specified in Recital (B).

         4.12 MILLENNIUM COMPLIANCE To the best of the Borrower's and the Guarantor's knowledge, all of the Systems of each of the Security Parties, of each Vessel and of each ROV are, or will in a timely manner be, Millennium Compliant.

         4.13 SUBSIDIARIES Save as a result of any merger or amalgamation effected pursuant to Clause 12.1.4, each of the Shipowning Guarantors is and will remain throughout the Facility Period a directly or indirectly wholly owned subsidiary of SCS.

         4.14 NON-RESIDENT STATUS SCS Shipping Limited is and will throughout the Facility Period continue to be a non-resident company within the meaning of the Non-Resident Company Duty Act 1986 as amended or substituted and each of the Security Parties are and will remain throughout the Facility Period non-resident in the Isle of Man for tax purposes.

         4.15 MATERIAL ADVERSE CHANGE There has been no material adverse change in the financial condition of the Borrower or the Guarantor since delivery to the Agent of the Guarantor's consolidated audited accounts referred to in Clause 3.1.16.

         4.16 FINANCE COMPANY STATUS That the to the extent applicable complies with and shall throughout the Facility Period continue to comply, with the regulations of the Netherlands Ministry of Finance dated 4 February 1993 with respect to finance companies and that all notice requirements to the Dutch central bank pursuant to the Foreign Financial Relations Act ("Wet Financiele Betrekkingen Buitenland") 1994 have been complied with and shall throughout the Facility Period continue to be complied with.

5        CURRENCY

         5.1 SELECTION OF PERMITTED CURRENCY The Borrower may from time to time in accordance with this Clause select the Permitted Currency in which it wishes a

                  Drawing to be denominated. Any such selection made by the Borrower shall be contained in the Drawdown Notice relating to the Drawing in question. Once a Permitted Currency in respect of a Drawing is selected such Drawing shall remain denominated in such Permitted Currency until its repayment in accordance with this Agreement.

         5.2 CONDITIONS PRECEDENT TO DENOMINATION IN A PERMITTED CURRENCY The denomination of a Drawing in a Permitted Currency pursuant to this Clause shall be subject to the following:-

                  5.2.1 no Drawing may at any time during the Facility Period be denominated in more than one Permitted Currency and any notice requesting denomination of the Drawing in more than one Permitted Currency shall be of no effect; and

                  5.2.2 denomination of a Drawing in the Permitted Currency selected by the Borrower shall not be effected if the Agent certifies by notice in writing to the Borrower, which notice shall be final and conclusive, that deposits in the Permitted Currency selected for the amount of the relevant Drawing and for the Interest Period selected are not available to the Banks in the normal course of business in the London Interbank market on the relevant date.

         5.3 NON-AVAILABILITY OF PERMITTED CURRENCY If, in any Permitted Currency selected, deposits of the specified amount and for the specified Interest Period are not available to any of the Banks in the normal course of business in the London Interbank market on the relevant date, or if the Borrower fails to specify a Permitted Currency for a Drawing, that Drawing shall be denominated in Dollars for the duration of the relevant Interest Period.

         5.4 REPAYMENT During each Interest Period in which a Drawing is denominated in a Permitted Currency other than Dollars, the obligation of the Borrower to repay the Drawing and to pay interest shall be an obligation to repay that Drawing and to pay interest on that Drawing in the Permitted Currency in which the Drawing is then denominated, whether or not the Facility Outstandings or any part thereof shall have become repayable by acceleration.

         5.5 FURTHER ASSURANCE The Borrower shall execute or procure the execution of such further documents as the Agent may reasonably require from time to time in order to preserve and maintain the validity of the Security Documents as full security for the repayment of the Indebtedness.

6        REPAYMENT AND PREPAYMENT

         6.1 REPAYMENT Each Drawing shall be repaid by the Borrower to the Agent on behalf of the Banks on the last day of its Interest Period unless the Borrower selects a further Interest Period for that Drawing in accordance with Clause 7, provided that the Borrower shall not be permitted to select such further Interest Period if an Event of Default or Potential Event of Default has occurred and shall then be obliged to repay such Drawing on the last day of its then current Interest Period. In addition, the Borrower shall from time to time repay to the Agent as agent for the Banks such amounts of the Facility Outstandings as will ensure that the Original Dollar Amount does not exceed the Maximum Facility Amount then available. The Borrower shall on the Termination Date repay to the Agent as agent for the Banks all Facility Outstandings.

         6.2 PREPAYMENT The Borrower may prepay the Facility Outstandings in whole or in part in multiples of two million Dollars ($2,000,000), or its Equivalent Amount in a Permitted Currency where applicable, (or as otherwise may be agreed by the Agent) provided that it has first given to the Agent not fewer than fourteen (14) days' prior written notice expiring on a Business Day of its intention to do so. Any notice pursuant to this Clause 6.2 once given shall be irrevocable and shall oblige the Borrower to make the prepayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount prepaid up to and including that Business Day.

         6.3 PREPAYMENT INDEMNITY If the Borrower shall, subject always to Clause 6.2, make a prepayment on a Business Day other than the last day of an Interest Period, it shall pay to the Agent on behalf of the Banks any amount which is necessary to compensate the Banks for any Break Costs incurred by the Agent or any of the Banks as a result of the prepayment in question.

         6.4 APPLICATION OF PREPAYMENTS Any prepayment in an amount less than the Indebtedness shall be applied in satisfaction or reduction first of any costs and other moneys outstanding; secondly of all interest outstanding with respect to the currency in which the prepayment is to be made; thirdly of the outstanding Drawings in the currency in which the prepayment is to be made in inverse order of maturity, fourthly of all other interest outstanding; and fifthly of all other outstanding Drawings in inverse order of maturity.

         6.5 REBORROWING OF PREPAYMENTS Any amount prepaid pursuant to this Agreement may be reborrowed in accordance with Clause 2.4.3 and subject to compliance with Clause 12.2.2.

         6.6 TOTAL LOSS In the event that the Material Vessel becomes a Total Loss, on the date of such Total Loss occurring, the Maximum Facility Amount shall reduce by the amount of the insurance proceeds payable in respect of such Total Loss. In the event that any Vessel (other than the Material Vessel) becomes a Total Loss, on the date of such Total Loss occurring, the Maximum Facility Amount shall reduce by the Pro Rata Insurance Proceeds Amount in respect of such Vessel. Any such reductions in the Maximum Facility Amount shall not be reversed. If as a result of any reduction in the Maximum Facility Amount pursuant to this Clause the Original Dollar Amount exceeds the Maximum Facility Amount, the Borrower shall, on the earlier to occur of (a) the one hundred and eightieth day after the date of such Total Loss occurring and
                  (b) the date on which the Owner receives the proceeds of such Total Loss, prepay such amount of the Original Dollar Amount as will ensure that the Original Dollar Amount is not greater than the Maximum Facility Amount. Any such prepayment shall not be reborrowed, and Clause 6.3 shall apply to any such prepayment.

7        INTEREST

         7.1 INTEREST PERIODS The period during which any Drawing shall be outstanding pursuant to this Agreement shall be divided into consecutive Interest Periods of one, three or six months' duration, as selected by the Borrower by written notice to the Agent not later than 11.00 a.m. on the fourth Business Day before the beginning of the Interest Period in question, or such other duration as may be agreed by the Banks in their discretion. No more than three one (1) month Interest Periods may be selected by the Borrower in each calendar year during the Facility Period.

         7.2 BEGINNING AND END OF INTEREST PERIODS The first Interest Period in respect of each Drawing shall begin on the Advance Date of that Drawing and shall end on the last day of the Interest Period selected in accordance with Clause 7.1. Any subsequent Interest Period selected in respect of each Drawing shall commence on the day following the last day of its previous Interest Period and shall end on the last day of its current Interest Period selected in accordance with Clause
                  7.1. However, in respect of any Drawings outstanding on the Termination Date, the Interest Period applicable to such Drawings shall end on the Termination Date.

         7.3 INTEREST RATE During each Interest Period interest shall accrue on each Drawing at the rate determined by the Agent to be the aggregate of (a) the applicable Margin, (b) LIBOR and, if applicable, (c) the Additional Rate, determined in each case, at or about 11.00 a.m. on the second Business Day prior to the beginning of the Interest Period relating to that Drawing.

         7.4 ACCRUAL AND PAYMENT OF INTEREST Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrower to the Agent on behalf of the Banks on the last day of each Interest Period and additionally, during any Interest Period exceeding three months, on the last day of each successive three month period after the beginning of that Interest Period.

         7.5 ENDING OF INTEREST PERIODS If any Interest Period would end on a day which is not a Business Day, that Interest Period shall end on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month, in which event the Interest Period in question shall end on the next preceding Business Day).

         7.6 DEFAULT RATE If an Event of Default shall occur, the whole of the Indebtedness shall, from the date of the occurrence of the Event of Default, bear interest up to the date of actual payment (both before and after judgment) at the Default Rate, compounded at such intervals as the Agent shall in its discretion determine, which interest shall be payable from time to time by the Borrower to the Agent on behalf of the Banks on demand.

         7.7 DETERMINATIONS CONCLUSIVE Each determination of an interest rate made by the Agent in accordance with Clause 7 shall (save in the case of manifest error or on any question of law) be final and conclusive.

8        GUARANTEE AND INDEMNITY

         8.1      THE BORROWER'S OBLIGATIONS

                  In consideration of the agreement of the Banks to make the Facility available to the Borrower, the Guarantor:-

                  8.1.1 irrevocably and unconditionally guarantees to discharge on demand the Borrower's Obligations, including Interest from the date of demand until the date of payment, both before and after judgement; and

                  8.1.2 agrees, as a separate and independent obligation, that, if any of the Borrower's Obligations are not recoverable from the Guarantor under Clause 8.1.1 for any reason, the Guarantor will be liable to the Finance Parties as a principal debtor by way of indemnity for the same amount as that for which the Guarantor would have been liable had those Borrower's Obligations been recoverable and agrees to discharge its liability under this Clause 8.1.2 on demand together with Interest from the date of demand until the date of payment, both before and after judgement.

         8.2      CONTINUING SECURITY

                  The Guarantee is a continuing security for the full amount of the Borrower's Obligations from time to time and shall remain in force notwithstanding the liquidation of the Borrower or any change in the constitution of the Borrower or of any Finance Party or the absorption of or amalgamation by any Finance Party in or with any other entity or the acquisition of all or any part of the assets or undertaking of any Finance Party by any other entity.

         8.3      PRESERVATION OF GUARANTOR'S LIABILITY

                  8.3.1 The Banks may without the Guarantor's consent and without notice to the Guarantor and without in any way releasing or reducing the Guarantor's Liabilities:-

                           (a) amend, novate, supplement or replace all or any of the Borrower's Security Documents;

                           (b) increase or reduce the amount of the Facility or vary the terms and conditions for its repayment or prepayment (including, without limitation, the rate and/or method of calculation of interest payable on the Facility);

                           (c) allow to the Borrower or to any other person any time or other indulgence;

                           (d) renew, vary, release or refrain from enforcing any of the Borrower's Security Documents or any other security, guarantee or indemnity which the Agent may now or in the future hold from the Borrower or from any other person;

                           (e)      compound with the Borrower or any other
                                    person;

                           (f) enter into, renew, vary or terminate any other agreement or arrangement with the Borrower or any other person; or
                           (g) make any concession to the Borrower or do or omit or neglect to do anything which might, but for this provision, operate to release or reduce the liability of the Guarantor under the Guarantee.

                  8.3.2 The liability of the Guarantor under the Guarantee shall not be affected by:-

                           (a) the absence of or any defective, excessive or irregular exercise of any of the powers of the Borrower or of any Surety;

                           (b) any security given or payment made to the Finance Parties or any of them by the Borrower or any other person being avoided or reduced under any law (whether English or foreign) relating to bankruptcy or insolvency or analogous circumstance in force from time to time;

                           (c)      the liquidation, administration,
                                    receivership or insolvency of the Guarantor;

                           (d) any other security, guarantee or indemnity now or in the future held by the Finance Parties or any of them being defective, void or unenforceable, or the failure of the any Finance Party to take any security, guarantee or indemnity;

                           (e) any compromise or arrangement under Part I or Part VII of the Insolvency Act 1986 or section 425 of the Companies Act 1985 (or any statutory modification or re-enactment of either of them for the time being in force) or under any analogous provision of any foreign law;

                           (f)      the novation of any of the Borrower's
                                    Obligations;

                           (g) anything which would not have released or reduced the liability of the Guarantor to the Finance Parties had the liability of the Guarantor under Clause 8.1.1 been as a principal debtor of the Finance Parties and not as a guarantor.

         8.4      PRESERVATION OF BANKS' RIGHTS

                  8.4.1 The Guarantee is in addition to any other security, guarantee or indemnity now or in the future held by the Finance Parties in respect of the Borrower's Obligations, whether from the Borrower, the Guarantor or any other person, and shall not merge with, prejudice or be prejudiced by any such security, guarantee or indemnity or any contractual or legal right of each Finance Party.

                  8.4.2 Any release, settlement, discharge or arrangement relating to the liabilities of the Guarantor under the Guarantee shall be conditional on no payment, assurance or security received by the Finance Parties in respect of the Borrower's Obligations being avoided or reduced under any law (whether English or foreign) in force from time to time relating to bankruptcy, insolvency or any (in the opinion of the Agent) analogous circumstance and after any such avoidance or reduction the Finance Parties shall be entitled to exercise all of their rights, powers, discretions and remedies under or pursuant to the Guarantee and/or any other rights, powers, discretions or remedies which they would otherwise have been entitled to exercise, as if no release, settlement, discharge or arrangement had taken place.

                  8.4.3 Following the discharge of the Borrower's Obligations, the Finance Parties shall be entitled to retain any security which they may hold for the liabilities of the Guarantor under the Guarantee until the Finance Parties are satisfied in their discretion that they will not have to make any payment under any law referred to in Clause 8.4.2.

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


                  8.4.4 Until all claims of the Finance Parties in respect of the Borrower's Obligations have been discharged in full:-

                           (a) the Guarantor shall not be entitled to participate in any security held or sums received by any Finance Party in respect of all or any part of the Borrower's Obligations;

                           (b) the Guarantor shall not stand in the place of, or be subrogated for, any of the Finance Parties in respect of any security nor take any step to enforce any claim against the Borrower or any Surety (or the estate or effects of any such person) nor claim or exercise any right of set off or counterclaim against the Borrower or any Surety nor make any claim in the bankruptcy or liquidation of the Borrower or any Surety in respect of any sums paid by the Guarantor to the Finance Parties or any of them or in respect of any sum which includes the proceeds of realisation of any security at any time held by the Finance Parties or any of them in respect of all or any part of the Guarantor's Liabilities; and

                           (c) the Guarantor shall not take any steps to enforce any claim which it may have against the Borrower or any Security Party without the prior written consent of the Agent, and then only on such terms and subject to such conditions as the Agent may impose.

                  8.4.5 The Guarantor's Liabilities shall be continuing for all purposes (including Interest) and every sum of money which may now or in the future be or become due or owing to the Finance Parties by the Borrower under the Security Documents to which the Borrower is a party (or which would have become due or owing had it not been for the bankruptcy, liquidation or insolvency of the Borrower) shall be deemed to continue due and owing to the Finance Parties by the Borrower until such sum is actually repaid to the Finance Parties, notwithstanding the bankruptcy, liquidation or insolvency of the Borrower.

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


                  8.4.6 The Finance Parties may, but shall not be obliged to, resort for their own benefit to any other means of payment at any time and in any order they think fit without releasing or reducing the Guarantor's Liabilities.

                  8.4.7 The Finance Parties may enforce the Guarantee either before or after resorting to any other means of payment and, in the latter case, without entitling the Guarantor to any benefit from or share in any such other means of payment for so long as the Borrower's Obligations have not been discharged in full.

         8.5      OTHER SECURITY

                  The Guarantor confirms that it has not taken and will not take without the prior written consent of the Agent (and then only on such terms and subject to such conditions as the Agent may impose) any security from the Borrower or from any Surety in connection with the Guarantee and any security taken by the Guarantor in connection with the Guarantee notwithstanding this Clause shall be held by the Guarantor in trust for the Agent on behalf of the Finance Parties absolutely as a continuing security for the Guarantor's Liabilities.

9        FEES

         9.1 The Borrower shall pay to or to the order of the Agent the fees, commissions and other sums referred to in the Fee Letters in the amounts and on the dates set out in the Fee Letters.

         9.2 The Borrower shall pay to the Agent Commitment Commission at the rate of one half of the applicable Margin per annum on any undrawn part of the Facility after the Execution Date. The Commitment Commission will accrue from day to day on the basis of a 360 day year and the actual number of days elapsed and shall be paid quarterly in arrears from the Execution Date until the Termination Date based upon the Margin in effect for the previous quarter.

         9.3 The Borrower shall on the Execution Date pay to the Agent on behalf of each Bank which is a party to this Agreement on the Execution Date, a 0.25% flat fee on the amount of each such Bank's Commitment.

10       SECURITY DOCUMENTS

         As security for the repayment of the Indebtedness, the Borrower shall execute and deliver to the Agent or cause to be executed and delivered to the Agent, on or before the first Advance Date, the following Security Documents in such forms and containing such terms and conditions as the Agent shall require:-

         10.1 THE MORTGAGES AND DEED OF COVENANTS a first preferred and/or priority mortgage together, where applicable, with collateral deed of covenants over each Vessel;

         10.2 THE ASSIGNMENTS a deed of assignment of the Insurances, Earnings and Requisition Compensation of each Vessel;

         10.3 THE SHIPOWNERS' GUARANTEE the joint and several guarantee and indemnity of the Shipowning Guarantors;

         10.4 ANY INTER-COMPANY INDEBTEDNESS ASSIGNMENTS if applicable, a deed of assignment of any Inter-Company Indebtedness materially in the form set forth in Appendix B;

         10.5 THE GENERAL SECURITY AGREEMENTS (i) a bond and floating charge and assignation of insurances (ii) an assignment and charge, or (iii) a security interest and assignment over each ROV, its Earnings, Insurances and Requisition Compensation; and

         10.6 THE FACTORING AGREEMENT a factoring agreement in relation to the assignment of Earnings contained in the Assignment over mv "SEAWAY FALCON" to be made between Stolt Comex Seaway A/S and the Agent.

11       AGENCY AND TRUST

         11.1 APPOINTMENT Each of the Banks and the Arrangers appoints the Agent its agent for the purpose of administering the Facility and the Security Documents and authorises the Agent and its directors, officers, employees and agents acting on the instructions from time to time of an Instructing Group, and subject to Clauses 11.4 and 11.19, to execute the Security Documents on its behalf and to exercise all rights, powers, discretions and remedies vested in the Banks under or pursuant to the Security Documents, together with all powers reasonably incidental to them.

         11.2 AUTHORITY Each of the Banks and the Arrangers irrevocably authorises the Agent, acting on the instructions from time to time of an Instructing Group:-

                  11.2.1     to give or withhold any consents or approvals; and

                  11.2.2 to exercise, or refrain from exercising, any discretions; and

                  11.2.3     to collect, receive, release or pay any money;

                  under or pursuant to any of the Security Documents. In addition the Agent may waive compliance by any Security Party with Clauses 12.1.2, 12.1.3, 12.2.3, 12.2.9, 13.1 and 19.2.3 with the prior written consent of an Instructing Group. The Agent shall have no duties or responsibilities as agent or as security trustee other than those expressly conferred on it by the Security Documents and shall not be obliged to act on any instructions if to do so would, in the opinion of the Agent, be contrary to any provision of the Security Documents or to any law, or would expose the Agent to any actual or potential liability to any third party.

         11.3 TRUST The Agent agrees and declares, and each of the Banks acknowledges, that, subject to the terms and conditions of this Clause, the Agent holds the Trust Property on trust for the Banks, in accordance with their respective Proportionate Shares, absolutely. Each of the Banks agrees that the obligations, rights and benefits vested in the Agent in its capacity as security trustee shall be performed and exercised in accordance with this Clause. The Agent in its capacity as security trustee shall have the benefit of all of the provisions of this Agreement benefitting it in its capacity as agent for the Banks, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:-

                  11.3.1 the Agent (and any attorney, agent or delegate of the Agent) may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Agent or any other such person by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents; and

                  11.3.2 the Banks acknowledge that the Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and

                  11.3.3 the Agent and the Banks agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of eighty years from the Execution Date.

         11.4 LIMITATIONS ON AUTHORITY Except with the prior written consent of each of the Banks, the Agent shall not be entitled to:-

                  11.4.1 release or vary any security given for the Borrower's obligations under this Agreement; nor

                  11.4.2 except as otherwise provided in this Agreement, agree to waive the payment of any sum of money payable by any of the Security Parties under the Security Documents or waive, modify, vary or otherwise amend or excuse performance by any of the Security Parties of any material provision of the Security Documents; nor

                  11.4.3 change the meaning of the expression "INSTRUCTING GROUP"; nor

                  11.4.4 exercise, or refrain from exercising, any discretion, or give or withhold any consent, the exercise or giving of which is, by the terms of this Agreement, expressly reserved to the Banks; nor

                  11.4.5 extend the due date for the payment of any sum of money payable by any of the Security Parties under the Security Documents; nor

                  11.4.6 take or refrain from taking any step if the effect of such action or inaction may lead to the increase of the obligations of a Bank under any of the Security Documents; nor

                  11.4.7 agree to change the currency in which any sum is payable under the Security Documents (other than in accordance with the terms of the Security Documents); nor

                  11.4.8   agree to amend this Clause 11.4.

         11.5 LIABILITY Neither the Agent nor any of its directors, officers, employees or agents shall be liable to the Banks or the Arrangers for anything done or omitted to be done by the Agent under or in connection with the Security Documents unless as a result of the Agent's wilful misconduct or gross negligence.

         11.6 ACKNOWLEDGMENT Each of the Banks and the Arrangers acknowledges that:-

                  11.6.1 it has not relied on any representation made by the Agent or any of the Agent's directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Agent to induce it to enter into any of the Security Documents;

                  11.6.2 it has made and will continue to make without reliance on the Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of the Security Parties in connection with the making and continuation of the Facility;

                  11.6.3 it has made its own appraisal of the creditworthiness of the Security Parties;

                  11.6.4 the Agent shall not have any duty or responsibility at any time to provide it with any credit or other information relating to any of the Security Parties unless that information is received by the Agent pursuant to the express terms of the Security Documents.

                  Each of the Banks and the Arrangers agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Agent or against any other person acting or purporting to act on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause.

         11.7 LIMITATIONS ON RESPONSIBILITY The Agent shall have no responsibility to any of the Security Parties or to the Banks or to the Arrangers on account of:-

                  11.7.1 the failure of a Bank or of any of the Security Parties to perform any of their respective obligations under the Security Documents;

                  11.7.2   the financial condition of any of the Security
                           Parties;

                  11.7.3 the completeness or accuracy of any statements, representations or warranties made in or pursuant to any of the Security Documents, or in or pursuant to any document delivered pursuant to or in connection with any of the Security Documents;

                  11.7.4 the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any of the Security Documents or of any document executed or delivered pursuant to or in connection with any of the Security Documents.

         11.8     THE AGENT'S RIGHTS  The Agent may:-

                  11.8.1 assume that all representations or warranties made or deemed repeated by any of the Security Parties in or pursuant to any of the Security Documents are true and complete, unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

                  11.8.2 assume that no Event of Default or Potential Event of Default has occurred unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

                  11.8.3 rely on any document or Communication believed by it to be genuine; and

                  11.8.4 rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; and

                  11.8.5 rely as to any factual matters which might reasonably be expected to be within the knowledge of any of the Security Parties on a certificate signed by or on behalf of that Security Party; and

                  11.8.6 refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Banks (or, where applicable, by an Instructing Group) and unless and until the Agent has received from the Banks any payment which the Agent may require on account of, or any security which the Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

         11.9     THE AGENT'S DUTIES  The Agent shall:-

                  11.9.1 if requested in writing to do so by a Bank, make enquiry and advise the Banks as to the performance or observance of any of the provisions of the Security Documents by any of the Security Parties or as to the existence of an Event of Default; and

                  11.9.2 inform the Banks promptly of any Event of Default of which the Agent has actual knowledge; and

                  11.9.3 inform the Banks promptly of any disclosures in writing received by the Agent pursuant to Clause 4.7.

         11.10 NO DEEMED KNOWLEDGE The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any of the Security Parties or actual knowledge of the occurrence of any Event of Default or Potential Event of Default unless a Bank or any of the Security Parties shall have given written notice thereof to the Agent.

         11.11 OTHER BUSINESS The Agent may, without any liability to account to the Banks or the Arrangers, generally engage in any kind of banking or trust business with any of the Security Parties or any of their respective Subsidiaries or associated companies or with a Bank as if it were not the Agent.

         11.12 INDEMNITY The Banks shall, promptly on the Agent's request, reimburse the Agent in their respective Proportionate Shares, for, and keep the Agent fully indemnified in respect of:-

                  11.12.1 all amounts payable by the Borrower to the Agent pursuant to Clause 19 to the extent that those amounts are not paid by the Borrower;

                  11.12.2 all liabilities, damages, costs and claims sustained or incurred by the Agent in connection with the Security Documents, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any of the Security Documents; or in connection with any action taken or omitted by the Agent under or pursuant to any of the Security Documents, unless in any case those liabilities, damages, costs or claims arise solely from the Agent's wilful misconduct or gross negligence.

         11.13 EMPLOYMENT OF AGENTS In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Security Documents, the Agent shall be entitled to employ and pay agents to do anything which the Agent is empowered to do under or pursuant to the Security Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give such opinion, advice or information.

         11.14 DISTRIBUTION OF PAYMENTS The Agent shall pay promptly to the order of each of the Banks that Bank's Proportionate Share of every sum of money received by the Agent pursuant to the Security Documents or the Mortgagees' Insurances (with the exception of any amounts payable pursuant to Clause 9.1 and/or the Fee Letters and any amounts which, by the terms of the Security Documents, are paid to the Agent for the account of the Agent or the Syndication Agent alone or specifically for the account of one or more Banks or Arrangers) and until so paid such amount shall be held by the Agent on trust absolutely for that Bank, that Arranger or the Syndication Agent (or as the case may be).

         11.15 REIMBURSEMENT The Agent shall have no liability to pay any sum to a Bank or to an Arranger or the Syndication Agent until it has itself received payment of that sum. If, however, the Agent does pay any sum to a Bank or to an Arranger or the Syndication Agent on account of any amount prospectively due to it pursuant to Clause 11.14 before it has itself received payment of that amount, and the Agent does not in fact receive payment within five Business Days after the date on which that payment was required to be made by the terms of the Security Documents or the Mortgagees' Insurances, the recipient will, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for any amount which the Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Security Documents or the Mortgagees' Insurances and ending on the date on which the Agent receives reimbursement.

         11.16 REDISTRIBUTION OF PAYMENTS Unless otherwise agreed between the Finance Parties, if at any time a Bank receives or recovers by way of set-off, the exercise of any lien or otherwise (other than from any assignee or transferee of or sub-participant in that Bank's Commitment), an amount greater than that Bank's Proportionate Share of any sum due from any of the Security Parties under the Security Documents (the amount of the excess being referred to in this Clause as the "EXCESS AMOUNT") then:-

                  11.16.1 that Bank shall promptly notify the Agent (which shall promptly notify each other Bank);

                  11.16.2 that Bank shall pay to the Agent an amount equal to the Excess Amount within ten days of its receipt or recovery of the Excess Amount; and

                  11.16.3 the Agent shall treat that payment as if it were a payment by the Security Party in question on account of the sum owed to the Banks as aforesaid and shall account to the Banks in respect of the Excess Amount in accordance with the provisions of this Clause.

                  However, if a Bank has commenced any Proceedings to recover sums owing to it under the Security Documents and, as a result of, or in connection with, those

                  Proceedings has received an Excess Amount, the Agent shall not distribute any of that Excess Amount to any other Bank which had been notified of the Proceedings and had the legal right to, but did not, join those Proceedings or commence and diligently prosecute separate Proceedings to enforce its rights in the same or another court.

         11.17 RESCISSION OF EXCESS AMOUNT If all or any part of any Excess Amount is rescinded or must otherwise be restored to any of the Security Parties or to any other third party, the Banks which have received any part of that Excess Amount by way of distribution from the Agent pursuant to this Clause shall repay to the Agent for the account of the Bank which originally received or recovered the Excess Amount, the amount which shall be necessary to ensure that the Banks share rateably in accordance with their Proportionate Shares in the amount of the receipt or payment retained, together with interest on that amount at a rate equivalent to that (if any) paid by the Bank receiving or recovering the Excess Amount to the person to whom that Bank is liable to make payment in respect of such amount, and Clause 11.16.3 shall apply only to the retained amount.

         11.18 PROCEEDINGS Each of the Finance Parties shall notify one another of the proposed commencement of any Proceedings under any of the Security Documents prior to their commencement. No such Proceedings may be commenced without the prior written consent of an Instructing Group.

         11.19 INSTRUCTIONS Where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Banks or of an Instructing Group each of the Banks shall provide the Agent with instructions within three Business Days of the Agent's request (which request may be made orally or in writing). If a Bank does not provide the Agent with instructions within that period, that Bank shall be bound by the decision of the Agent. Nothing in this Clause shall limit the right of the Agent to take, or refrain from taking, any action without obtaining the instructions of the Banks if the Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Banks under or in connection with the Security Documents. In that event, the Agent will notify the Banks of the action taken by it as soon as reasonably practicable, and the Banks agree to ratify any action taken by the Agent pursuant to this Clause.

         11.20 COMMUNICATIONS Any Communication under this Clause shall be given, delivered, made or served, in the case of the Agent (in its capacity as Agent or as one of the Banks), and in the case of the other Banks, at the address indicated in Schedule 1.

         11.21 PAYMENTS All amounts payable to a Bank under this Clause shall be paid to such account at such bank as that Bank may from time to time direct in writing to the Agent.

         11.22 RETIREMENT Subject to a successor being appointed in accordance with this Clause, the Agent may retire as agent and/or security trustee at any time without assigning any reason by giving to the Borrower and the other Finance Parties notice of its intention to do so, in which event the following shall apply:-

                  11.22.1 with the consent of the Borrower, not to be unreasonably withheld, the other Finance Parties may within thirty days after the date of the Agent's notice appoint a successor to act as agent and/or security trustee or, if they fail to do so with the consent of the Borrower, not to be unreasonably withheld, the Agent may appoint any other bank or financial institution as its successor;

                  11.22.2 the resignation of the Agent shall take effect simultaneously with the appointment of its successor on written notice of that appointment being given to the Borrower and the other Finance Parties;

                  11.22.3 the Agent shall thereupon be discharged from all further obligations as agent and/or security trustee but shall remain entitled to the benefit of the provisions of this Clause;

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


                  11.22.4 the Agent's successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been a party to this Agreement.

         11.23 NO FIDUCIARY RELATIONSHIP Except as provided in Clauses 11.3 and 11.14, the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for a Bank or an Arranger and nothing contained in any of the Security Documents shall constitute a partnership between any two or more Banks or Arrangers or between the Agent and any Bank or Arranger.

         11.24 THE AGENT AS A BANK The expression "THE BANKS" when used in the Security Documents includes the Agent in its capacity as one of the Banks. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the Security Documents in its capacity as one of the Banks in the same manner as any other Bank and as if it were not also the Agent.

         11.25 THE AGENT AS SECURITY TRUSTEE Unless the context otherwise requires, the expression "THE Agent" when used in the Security Documents includes the Agent acting in its capacities both as agent and security trustee.

         11.26 SYNDICATION AGENT Each of the Finance Parties agrees, for the avoidance of doubt, that the Syndication Agent has no duties in its capacity as Syndication Agent under the Security Documents.

12       COVENANTS

         Each of the Borrower and the Guarantor covenants with the Finance Parties in the following terms.

         12.1     NEGATIVE COVENANTS

                  Neither the Borrower nor the Guarantor, will:-

                  12.1.1 NO THIRD PARTY RIGHTS without the Banks' prior written consent, save for Permitted Liens, secure any debt or guarantee obligation on any

                           Vessel or ROV or any other asset secured in favour of the Finance Parties or any of them under the Security Documents nor permit any Security Party or any other member of the SCS Group to create or permit to arise or subsist any Encumbrance of whatever nature upon any amount due from time to time during the Facility Period to that Security Party or any other member of the SCS Group except any Encumbrance existing on the date of this Agreement and notified to the Agent and listed in Appendix D; nor

                  12.1.2 CHARTERING without the prior written consent of an Instructing Group, charter any Vessel or permit any Vessel to be chartered on any bareboat charter, or otherwise for a period exceeding (or inclusive of any extension options, capable or exceeding) twelve (12) months) or following the occurrence and during the continuation of an Event of Default, let any Vessel on charter or renew or extend any charter or other contract of employment of any Vessel (nor agree to do so) provided that committing the use of a Vessel with respect to any service shall not be regarded as a charter within the meaning of this Clause unless such Vessel is committed for a consecutive period of not less than twelve (12) months on a time charter; nor

                  12.1.3 NO CHANGE IN MANAGEMENT without the prior written consent of an Instructing Group, permit the appointment of anyone other than the Managers as commercial or technical managers of the Vessels, nor terminate or materially vary the arrangements for the commercial or technical management of the Vessels, nor permit the Managers to sub-contract or delegate the commercial or technical management of any Vessel to any third party outside of the SCS Group; nor

                  12.1.4 MERGER OR AMALGAMATION without the prior written consent of an Instructing Group, permit any merger or amalgamation unless (i) the Guarantor, the Borrower and each Shipowning Guarantor remains the surviving entity following any such merger or amalgamation (or if the merger or amalgamation involves more than one of the Shipowning

                           Guarantors, then one of the Shipowning Guarantors remains the surviving entity) and (ii) such surviving entity is not divested of any material part of the assets or operations of such member of the SCS Group and (iii) in the case of the Guarantor only, such merger or amalgamation has been approved by a duly passed resolution of the Guarantor's shareholders.

         12.2     POSITIVE COVENANTS

                  12.2.1 REGISTRATION OF VESSELS Each of the Borrower and the Guarantor undertakes to procure the maintenance of the registration of the Vessels under the flags and ownerships indicated in Schedule 3 for the duration of the Facility Period unless otherwise approved by the Agent.

                  12.2.2 ADDITIONAL SECURITY If and so often as the aggregate of any Valuations of the Vessels and the ROVs plus the value of any additional security (other than cash) for the time being provided to the Banks (or to the Agent on their behalf) pursuant to this Clause shall be less than one hundred and twenty per centum (120%) of the Original Dollar Amount (less the amount of any cash deposited as additional security pursuant to this Clause) the Borrower will, within thirty days of the request of the Agent to do so, at the Borrower's option:-

                             (a) pay to the Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Banks (or of the Agent on their behalf) as additional security for the payment of the Indebtedness; or

                             (b) give to the Banks (or to the Agent on their behalf) other additional security in amount and form acceptable to the Banks in their discretion; or

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                             (c)    prepay the amount of the Indebtedness which
                                    will ensure that the aggregate of the
                                    Valuations of the Vessels and the ROVs plus the value of any such additional security (other than cash) is not less than one hundred and twenty per centum (120%) of the Original Dollar Amount (less the amount of any cash deposited as additional security pursuant to this Clause).

                           Clauses 6.3, 6.4 and 6.5 shall apply, mutatis mutandis, to any prepayment made pursuant to this Clause and the value of any additional security provided pursuant to this Clause shall be determined by the Agent in its discretion. Provided that, where the Borrower has provided additional security pursuant to this Clause, the Borrower may request that the Agent obtain new Valuations on a date falling not earlier than six months after the date such additional security was provided. Where requested by the Borrower to obtain new Valuations pursuant to this Clause the Agent shall obtain such new Valuations at the cost and expense of the Borrower. If the aggregate of the new Valuations of the Vessels and the ROV's plus the value of any additional security (other than cash) (the "NEW SECURITY AMOUNT") is greater than one hundred and twenty per cent (120%) of the Original Dollar Amount (less the amount of any cash deposited as additional security pursuant to this Clause) (the "SECURITY MAINTENANCE AMOUNT") the Agent (provided that the Agent shall firstly release any cash collateral deposited with it pursuant to this Clause) shall release to the Borrower, upon the Borrower's written request and at the Borrower's expense, any such additional security as the Agent selects, such that after its release the New Security Amount will be equal to the Security Maintenance Amount, provided, however, that the value of such security to be released is not less than five hundred thousand Dollars ($500,000). For the purposes of this Clause the Borrower shall at its expense throughout the Facility Period deliver to the Agent a Valuation in respect of each Vessel and each ROV (i) at least annually after the Execution Date and (ii) at any time reasonably requested by the Agent.

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                  12.2.3   FINANCIAL STATEMENTS The Borrower will supply to the
                           Agent, without request:-

                           (a) its annual unaudited financial statements for each financial year of the Borrower ending during the Facility Period, containing (amongst other things) the Borrower's profit and loss account for, and balance sheet at the end of, each such financial year, prepared in accordance with generally accepted accounting principles and practices applicable to companies incorporated in the Netherlands consistently applied, in each case within one hundred and eighty days of the end of the financial year to which they relate and such financial statements shall accurately and fairly represent the financial condition of the Borrower; and

                           (b)     on a consolidated basis:-

                                   (i) the Guarantor's annual audited accounts prepared in accordance with US GAAP within one hundred and eighty days of the end of the financial year to which they relate and such financial statements shall accurately and fairly represent the financial condition of the SCS Group; and

                                   (ii)  the Guarantor's unaudited quarterly
                                         financial statements (including cash
                                         flow analysis) not later than 90
                                         days after the end of the relevant
                                         fiscal quarter; and

                           (c)     the SCS Group's consolidated budget; and

                           (d) any financial information delivered by the Guarantor to its shareholders; and

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                           (e)     on a non-consolidated basis and if reasonably
                                   required by the Agent and the company
                                   concerned is obliged by law or otherwise to prepare accounts, the annual unaudited accounts of each of the Shipowning Guarantors within one hundred and eighty days of the end of the financial year to which they relate;

                           (f) a statement of the aggregate amount due at any time to the SCS Group at least once every twelve months during the Facility Period; and

                           (g) a cash flow projection for the following five years to be provided every six months during the Facility Period; and

                           (h) a list and broad description of all contracts with a value in excess of two million Dollars ($2,000,000) to be performed by any member of the SCS Group, to be provided every six months during the Facility Period, such information to be in the form set forth in Appendix C.

                  12.2.4 OTHER INFORMATION The Borrower will promptly supply to the Agent copies of all financial and other information from time to time given by the Guarantor to its shareholders and such information and explanations as the Agent may from time to time reasonably require in connection with the operation of the Vessels and the ROVs and the Borrower's and the Guarantor's profit and liquidity, and will procure that the Agent be given the like information and explanations relating to all other Security Parties.

                  12.2.5 EVIDENCE OF CURRENT COFR Without limiting the Borrower's obligations under Clause 12.2.4, the Borrower will from time to time on the request of the Agent provide the Agent with such evidence as the Agent may reasonably require that each Vessel operating in the waters of the United States of America has a valid and current

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                           Certificate of Financial Responsibility pursuant to
                           the United States Oil Pollution Act 1990.

                  12.2.6 ISM CODE COMPLIANCE In respect of each Vessel at any time subject to the ISM Code the Borrower will:-

                           (a) procure that the Vessel remains for the duration of the Facility Period subject to a SMS;

                           (b) maintain a valid and current SMC for the Vessel throughout the Facility Period;

                           (c) if it is not itself the Company, procure that the Company maintains a valid and current DOC throughout the Facility Period;

                           (d) promptly report to the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the Vessel's SMC or of the Company's DOC;

                           (e) promptly report to the Agent in writing (i) any accident involving a Vessel which may result in that Vessel's insurers making payment directly to the Agent in accordance with the relevant Security Documents or (ii) any "MAJOR NON-CONFORMITY", as that term is defined in the Guidelines on the Implementation of the International Safety Management Code by Administrations adopted by the Assembly of the International Maritime Organisation pursuant to Resolution A.788(19), and of the steps being taken to remedy the situation; and

                           (f) not without the prior written consent of the Agent (which will not be unreasonably withheld) change the identity of the Company.

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                  12.2.7   GUARANTOR'S PUBLIC LISTING Each of the Borrower and
                           the Guarantor shall ensure that throughout the Facility Period the Guarantor shall remain a public listed company unless it is owned by significant and recognised corporate bodies approved by the Banks with a corporate rating of at least BBB as defined by Standard & Poor's or similar rating from a rating agency acceptable to the Banks.

                  12.2.8 INSURANCES The Borrower shall ensure that each of the Vessels and the ROVs is fully insured upon the terms and conditions set forth in the Mortgages, Deed of Covenant or the relevant General Security Agreement (as the case may be). In addition, each of the Borrower and the Guarantor shall ensure that its property and assets are insured against such risks and in such amounts as are customary for companies engaged in similar businesses.

                  12.2.9 CLASSIFICATION The Borrower shall ensure that each Vessel (other than a Non-Classified Vessel) is classed and maintained with the highest applicable class necessary to properly operate such Vessel of Lloyds Register of Shipping, Det norske Veritas, the American Bureau of Shipping or such other classification society acceptable to the Agent and that such classification is not changed or impaired in any way during the Facility Period.

                  12.2.10 CERTIFICATE OF COMPLIANCE The Borrower and the Guarantor shall deliver to the Agent a duly executed Certificate of Compliance ninety (90) days after the end of each fiscal quarter occurring during the Facility Period.

                  12.2.11 INSPECTION OF RECORDS The Borrower and the Guarantor will each permit the inspection of its financial records and accounts from time to time during business hours by the Agent or its nominee.

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                  12.2.12  MILLENNIUM COMPLIANCE Each of the Borrower and the
                           Guarantor will:-

                           (a) use all reasonable endeavours to ensure that the performance and functionality of its Systems and each Vessel's and ROV's Systems are, by no later than 30 November 1999, and remain Millennium Compliant;

                           (b) notify the Agent immediately if at any time either the Borrower or the Guarantor knows or reasonably suspects that the performance or functionality of any of its Systems or any of Vessels' or ROV's Systems is, or will not be, Millennium Compliant, in a manner which will materially adversely affect the SCS Group as a whole.

                  12.2.13 NOTIFICATION OF EVENT OF DEFAULT Each of the Borrower and the Guarantor will immediately notify the Agent in writing of the occurrence of any Event of Default or Potential Event of Default or any event which will materially adversely affect the Borrower's or the Guarantor's ability to perform its obligations under this Agreement or the ability of any of the other Security Parties or any Principal Subsidiary to perform any of their obligations under any of the Security Documents to which they are a party or may become a party to.

                  12.2.14 ADDITIONAL FILINGS/NOTIFICATION Each of the Borrower and the Guarantor shall ensure that (i) any and all additional filings referred to in the proviso to Clause 4.5 will be made and/or effected promptly and within any applicable time limits imposed by law and
                           (ii) the Agent is immediately notified if any of the Security Parties (a) has an established place of business in the United Kingdom or the United States of America at any time during the Facility Period or
                           (b) changes the place of US Chief Executive office or principal place of business in the United States of America.

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


                  12.2.15 PARI PASSU Each of the Borrower and the Guarantor shall ensure that their respective obligations under this Agreement shall at all times rank at least pari passu with all of their other present and future unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by any applicable laws to companies generally and not by contract.

                  12.2.16 CORPORATE EXISTENCE Save as permitted by Clause 12.1.4, each of the Borrower and the Guarantor shall ensure that throughout the Facility Period each of the Security Parties shall (i) remain duly formed and validly existing under the laws of its respective jurisdiction of incorporation (ii) remain authorised to do business in the jurisdiction in which it transacts its business (iii) continue to have the power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Security Documents to which it is a party and (iv) continue to comply with all statutory, regulatory and other requirements relative to its business which could reasonably be expected to have a material adverse effect on its business, assets or operations, financial or otherwise.

                  12.2.17 ADMISSIBILITY IN EVIDENCE Each of the Borrowers and the Guarantor shall on the request of the Agent obtain all necessary authorisations, consents, approvals, licences, exemptions, filings, registrations, recordings and notarisations required or advisable in connection with the admissibility in evidence of the Security Documents or any of them in Proceedings in England or any other jurisdiction in which Proceedings have been commenced.

                  12.2.18 US COAST GUARD CERTIFICATES The Borrower shall ensure that each US Coast Guard Inspected Vessel has a valid and current certificate of inspection issued by the U.S. Coast Guard, throughout the Facility Period.

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                  12.2.19  FINANCE COMPANY STATUS The Borrower will ensure that throughout the Facility Period the Borrower will comply with the regulations of the Netherlands Ministry of Finance dated 4 February 1993 with respect to finance companies to ensure that the Borrower remains a finance company in accordance with these regulations. The Borrower will also ensure that throughout the Facility Period all notice requirements to the Dutch Central Bank pursuant to the Foreign Financial Relations Act ("Wet Financiele Betrekkingen Buitenland") 1994, are complied with.

         12.3     GUARANTOR'S FINANCIAL COVENANTS

                  12.3.1   Throughout the Facility Period the Guarantor shall:-

                           (a) maintain a Consolidated Tangible Net Worth of not less than $250,000,000 PLUS 50% of consolidated net income (to the extent positive) for each fiscal year from and after 30 November 1999;

                           (b) maintain a Consolidated Debt to Consolidated Tangible Net worth ratio of a maximum of 1.25:1 as calculated at the end of each fiscal quarter ending 31 August and a maximum of 1.0:1 as calculated quarterly at the end of each fiscal quarter ending on the last day of February, May and November;

                           (c) on a rolling four fiscal quarter basis, maintain a D/EBITDA ratio of a maximum of 3.5:1 during the first three (3) years of the Facility Period, reducing to a maximum of 3.25:1 on the third anniversary of the Execution Date and a maximum of 3.0:1 on the fourth anniversary of the Execution Date; and

                           (d) ensure that any inter-company debt due from SNSA or any of its Subsidiaries (not including the SCS Group) to the SCS Group does not at any one time exceed thirty million Dollars

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


                                   ($30,000,000) in aggregate or
                                   its equivalent amount in another currency.

                  12.3.2 Immediately on any Inter-Company Indebtedness coming into effect the Guarantor shall duly authorise, execute and deliver to the Agent an Inter-Company Indebtedness Assignment.

                  12.3.3 The Guarantor shall apply at least up to fifty per cent (50%) of the net proceeds of any Guarantor's Capital Markets Issue towards prepayment of the Facility Outstandings where required in accordance with Clause 2.4.3.

13       EARNINGS

         13.1 REMITTANCE OF EARNINGS Immediately upon the occurrence of an Event of Default, the Borrower shall procure that all Earnings are paid to such account(s) as the Agent shall from time to time specify by notice in writing to the Borrower.

14       EVENTS OF DEFAULT

         14.1 THE AGENT'S RIGHTS If any of the events set out in Clause 14.2 occurs, and such event remains unremedied for fourteen (14) days after notice thereof has been given by the Agent to the Borrower (except in relation to any of the events described in Clauses 14.2.1, 14.2.2, 14.2.4, 14.2.6 and 14.2.18 where such remedy period shall not apply) the Agent may at its discretion by notice to the Borrower declare the Banks to be under no further obligation to the Borrower under or pursuant to this Agreement and may declare all or any part of the Indebtedness (including such unpaid interest as shall have accrued) to be immediately payable, whereupon the Indebtedness (or the part of the Indebtedness referred to in the Agent's notice) shall immediately become due and payable without any further demand or notice of any kind.

         14.2     EVENTS OF DEFAULT  The events referred to in Clause 14.1 are:-

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


                  14.2.1 PAYMENT DEFAULT if the Borrower defaults in the payment of any part of the Indebtedness when due; or

                  14.2.2 OTHER DEFAULT if any of the Security Parties fails to observe or perform any of the covenants, conditions, undertakings, agreements or obligations on its part contained in any of the Security Documents or shall in any other way be in breach of or do or cause to be done any act repudiating or evidencing an intention to repudiate any of the Security Documents and such default (if in the reasonable opinion of the Instructing Group capable of remedy) is not remedied within fourteen (14) days after notice of the default has been given to the Borrower; or

                  14.2.3 MISREPRESENTATION OR BREACH OF WARRANTY if any representation, warranty or statement made, deemed to be made, or repeated under any of the Security Documents or in any accounts, certificate, notice instrument, written statement or opinion delivered by a Security Party under or in connection with any Security Document is incorrect in any material respect when made, deemed to be made or repeated; or

                  14.2.4 EXECUTION if a distress or execution or other process of a court or authority is levied on any of the property of any of the Security Parties or any of the Principal Subsidiaries before or after final judgment or by order of any competent court or authority for an amount in excess of ten million Dollars ($10,000,000) or, its equivalent in any other currency and is not satisfied or stayed (with a view to being contested in good faith) within fourteen days of levy; or

                  14.2.5 INSOLVENCY EVENTS if any of the Security Parties or any of the Principal Subsidiaries:-

                           (a) resolves to appoint, or applies for, or consents to the appointment of, a receiver, administrative receiver, trustee, administrator or liquidator of itself or of all or part of its assets

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


                                   other than for the purposes of a merger or amalgamation pursuant to Clause 12.1.4; or

                           (b) is unable or admits its inability to pay its debts as they fall due; or

                           (c) makes a general assignment for the benefit of creditors; or

                           (d)     ceases trading or threatens to cease trading;
                                   or

                           (e)     has appointed an Inspector under the
                                   Companies Act 1985 or any statutory provision which the Agent in its discretion considers analogous thereto; or

                  14.2.6 INSOLVENCY PROCEEDINGS if any proceedings are commenced or threatened, or any order or judgment is given by any court, for the bankruptcy, liquidation, winding up, administration or re-organisation of any of the Security Parties or any of the Principal Subsidiaries or for the appointment of a receiver, administrative receiver, administrator, liquidator or trustee of any of the Security Parties or any of the Principal Subsidiaries or of all or part of the assets of any of the Security Parties or any of the Principal Subsidiaries, or if any person appoints or purports to appoint such receiver, administrative receiver, administrator, liquidator or trustee which proceeding is not discharged within thirty (30) days of its commencement; or

                  14.2.7 IMPOSSIBILITY OR ILLEGALITY unless covered by Clause 17.7, if any event occurs which would, or would with the passage of time, render performance of any of the Security Documents impossible, unlawful or unenforceable by the Banks or the Agent; or

                  14.2.8 CONDITIONS SUBSEQUENT if any of the conditions set out in Clause 3.2 is not satisfied within the time reasonably required by the Agent with respect to the conditions referred to at Clauses 3.2.1-3.2.5 inclusive

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


                           and within twelve (12) months with respect to the condition referred to at Clause 3.2.6 except where such condition has not been satisfied due to an act or omission on the part of a Finance Party; or

                  14.2.9 REVOCATION OR MODIFICATION OF CONSENTS ETC. if any consent, licence, approval or authorisation which is now or which at any time during the Facility Period becomes necessary to enable any of the Security Parties to comply with any of their obligations in or pursuant to any of the Security Documents is revoked, withdrawn or withheld, or modified in a manner which the Agent reasonably considers is, or may be, prejudicial to the interests of the Banks in a material manner, or any material consent, licence, approval or authorisation ceases to remain in full force and effect; or

                  14.2.10 CURTAILMENT OF BUSINESS if the business of any of the Security Parties is wholly or partially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any Security Party disposes or threatens to dispose of a substantial part of its business or assets; or

                  14.2.11 LOSS OF VESSEL if any Vessel, or any such other vessel which may from time to time be mortgaged to the Banks (or to the Agent on their behalf) as security for the repayment of all or any part of the Indebtedness is destroyed, abandoned, confiscated, forfeited, condemned as prize or becomes a Total Loss, except that a Total Loss shall not be an Event of Default if:-

                           (a) such Vessel or such other vessel (as the case may be) is insured in accordance with the Security Documents; and

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                           (b)     no insurer has refused to meet or has
                                   disputed the claim for Total Loss and it is not apparent to the Agent in its discretion that any such refusal or dispute is likely to occur; and

                           (c) payment of all insurance proceeds in respect of the Total Loss (as required by Clause 6.6.) is made in full to the Agent on behalf of the Banks in accordance with Clause 6.6; or

                  14.2.12 ACCELERATION OF OTHER INDEBTEDNESS if any other indebtedness or obligation for borrowed money of any of the Security Parties or any Principal Subsidiary becomes due or capable of being declared due prior to its stated maturity by reason of default on the part of that Security Party or Principal Subsidiary (as the case may be), or is not repaid or satisfied at maturity save for amounts of less than two million five hundred thousand Dollars ($2,500,000), or its equivalent in any other currency, and claims contested in good faith; or

                  14.2.13 REDUCTION OF CAPITAL if any of the Security Parties except the Guarantor reduces its authorised or issued or subscribed capital except reductions effected in compliance with Clause 12.1.4; or

                  14.2.14 CHALLENGE TO REGISTRATION if the registration of any Vessel or any ROV or any Mortgage or any General Security Assignment becomes void or voidable or liable to cancellation or termination; or

                  14.2.15 WAR if the country of registration of any Vessel or ROV becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent reasonably considers that, as a result, the security conferred by the Security Documents is materially prejudiced; or

                  14.2.16 NOTICE OF TERMINATION if the Guarantor or any Shipowning Guarantor gives notice to the Agent to determine its obligations under the Guarantee or the Shipowner's Guarantee, as appropriate; or

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                  14.2.17  CLAIM AGAINST THE GUARANTOR'S ASSETS except for
                           Permitted Liens, if a maritime or other lien, arrest distress or similar charge is levied upon or against any Vessel or any substantial part of the assets of the Guarantor (on a consolidated basis) and such is not discharged within fourteen (14) Business Days after any Security Party or Principal Subsidiary (as the case may be) has become aware of the same; or

                  14.2.18 GUARANTOR'S BUSINESS if all or a substantial part of the Guarantor's business is destroyed, abandoned, seized, appropriated or forfeited for any reason; or

                  14.2.19 OWNERSHIP if the Borrower ceases to be 100% directly owned by Stolt Comex Seaway A/S and/or indirectly owned by the Guarantor; or

                  14.2.20 FINAL JUDGEMENTS if any of the Security Parties fails to comply with any non appealable court order or fails to pay a final unappealable judgement against it in excess of ten million Dollars ($10,000,000).

15       SET-OFF AND LIEN

         15.1 SET-OFF Each of the Borrower and the Guarantor irrevocably authorises the Finance Parties at any time after all or any part of the Indebtedness shall have become due and payable to set off without notice any liability of the Borrower or the Guarantor (as the case may be) to any of the Finance Parties (whether present or future, actual or contingent, and irrespective of the branch or office, currency or place of payment) against any credit balance from time to time standing on any account of the Borrower or the Guarantor (as the case may be) (whether current or otherwise and whether or not subject to notice) with any branch of any of the Finance Parties in or towards satisfaction of the Indebtedness and, in the name of that Finance Party, the Borrower or the Guarantor (as the case may be), to do all acts (including, without limitation, converting or exchanging any currency) and execute all documents which may be required to effect such application.

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         15.2     LIEN If an Event of Default has occurred and is continuing, each Finance Party shall have a lien on and be entitled to retain and realise as additional security for the repayment of the Indebtedness any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable or other securities and property of any kind of the Borrower or the Guarantor (or of that Finance Party as agent or nominee of the Borrower or the Guarantor) from time to time held by that Finance Party, whether for safe custody or otherwise.

         15.3 RESTRICTIONS ON WITHDRAWAL Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of the Borrower or the Guarantor (as the case may be) with any of the Finance Parties, no such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Borrower or the Guarantor (as the case may be) after an Event of Default has occurred and while such Event of Default is continuing, but any Finance Party may from time to time permit the withdrawal of all or any part of any such deposit or balance without affecting the continued application of this Clause.

         15.4 APPLICATION Whilst an Event of Default is continuing, each of the Borrower and the Guarantor irrevocably authorises the Agent to apply all sums which the Agent may receive:-

                  15.4.1 pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or

                  15.4.2 by way of payment to the Agent of any sum in respect of the Insurances, Earnings or Requisition Compensation of a Vessel or ROV (as the case may be); or

                  15.4.3 otherwise arising under or in connection with any of the Security Documents

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                           in or towards satisfaction, or by way of retention on
                           account, of the Indebtedness, in such manner as the Agent may in its discretion determine.

16       ASSIGNMENT AND SUB-PARTICIPATION

         16.1 RIGHT TO ASSIGN Each of the Banks may assign or transfer all or any of its rights under or pursuant to the Security Documents to any other branch of that Bank or to any other bank or financial institution, and may grant sub-participations in all or any part of its Commitment provided that the Borrower and the Agent consent to such assignment or transfer (such consent not to be unreasonably withheld or delayed) and such assignment or transfer does not result in the Borrower being subject to any additional Tax or other financial or legal obligations other than those contemplated by the terms of this Agreement.

         16.2 BORROWER'S CO-OPERATION Each of the Borrower and the Guarantor will co-operate fully with the Banks in connection with any assignment, transfer or sub-participation pursuant to Clause 16.1; will execute and procure the execution of such documents as the Banks may require in connection therewith; and irrevocably authorises each of the Finance Parties to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Facility or the Security Documents which the each such Finance Party may in its discretion consider necessary or desirable.

         16.3 RIGHTS OF ASSIGNEE Any assignee, transferee or sub-participant of a Bank shall (unless limited by the express terms of the assignment, transfer or sub-participation) take the full benefit of every provision of the Security Documents benefitting that Bank.

         16.4 TRANSFER CERTIFICATES If any Bank wishes to transfer all or any of its Commitment as contemplated in Clause 16.1 then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and

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                  the fifth Business Day after the date
                  of delivery of such Transfer Certificate to the Agent:

                  16.4.1 to the extent that in such Transfer Certificate the Bank which is a party thereto seeks to transfer its Commitment, the Borrower and such Bank shall be released from further obligations towards each other under this Agreement and their respective rights against each other shall be cancelled (such rights, benefits and obligations being referred to in this Clause 16.4 as "DISCHARGED RIGHTS AND OBLIGATIONS");

                  16.4.2 the Borrower and the Transferee which is a party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Bank; and

                  16.4.3 the Agent, the Arrangers, the Syndication Agent, the Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

         16.5 POWER OF ATTORNEY In order to give effect to each Transfer Certificate the Finance Parties and the Borrower each hereby irrevocably and unconditionally appoint the Agent as its true and lawful attorney with full power to execute on their respective behalves each Transfer Certificate delivered to the Agent pursuant to Clause 16.4 without the Agent being under any obligation to take any further instructions from or give any prior notice to, any of the Finance Parties or, subject to the Borrower's rights under Clause 16.1, the Borrower before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the other Finance Parties and the Borrower immediately on its receipt of the same pursuant to Clause 16.4.

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         16.6     NOTIFICATION The Agent shall promptly notify the other Finance
                  Parties, the Transferee and the Borrower on the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

17       PAYMENTS, MANDATORY PREPAYMENT, RESERVE REQUIREMENTS AND ILLEGALITY

         17.1 PAYMENTS All amounts payable by the Borrower and the Guarantor under or pursuant to any of the Security Documents shall be paid to such accounts at such banks as the Agent may from time to time direct to the Borrower or the Guarantor (as the case may be), and (unless payable in any other Currency of Account) shall be paid in Dollars in same day funds (or such funds as are required by the authorities in the United States of America for settlement of international payments for immediate value). Payments shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Agent in its discretion considers that it is impossible or impracticable for the Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Agent on the Business Day next following the date of receipt of advice by the Agent.

         17.2 NO DEDUCTIONS OR WITHHOLDINGS All payments (whether of principal or interest or otherwise) to be made by the Borrower and/or the Guarantor pursuant to the Security Documents shall, subject only to Clause 17.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature, and neither the Borrower nor the Guarantor will claim any equity in respect of any payment due from it to the Banks or to the Agent under or in relation to any of the Security Documents.

         17.3 GROSSING-UP If at any time any law requires (or is interpreted to require) the Borrower or the Guarantor to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or

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                  withholding is made, the Borrower or the Guarantor (as the case may be) will promptly notify the Agent and, simultaneously with making that payment, will pay to the Agent whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the Agent and the Banks receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

         17.4 EVIDENCE OF DEDUCTIONS If at any time either the Borrower or the Guarantor is required by law to make any deduction or withholding from any payment to be made by it pursuant to any of the Security Documents, the Borrower or the Guarantor (as the case may be) will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty days after making that payment, deliver to the Agent an original receipt issued by the relevant authority, or other evidence acceptable to the Agent, evidencing the payment to that authority of all amounts required to be deducted or withheld. If the Borrower makes any deduction or withholding from any payment under or pursuant to any of the Security Documents, and the Agent subsequently receives a refund or allowance from any tax authority which the Agent identifies as being referable to that deduction or withholding, the Agent shall, as soon as reasonably practicable, pay to the Borrower an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the deduction or withholding not been required to have been made. Nothing in this Clause shall be interpreted as imposing any obligation on the Agent unless requested by the Borrower to apply for any refund or allowance nor as restricting in any way the manner in which the Agent organises its tax affairs, nor as imposing on the Agent any obligation to disclose to the Borrower any information regarding its tax affairs or tax computations. All costs and expenses incurred by the Agent in obtaining or seeking to obtain a refund or allowance from any tax authority pursuant to this Clause shall for the Borrower's account.

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         17.5     ADJUSTMENT OF DUE DATES If any payment to be made under any of the Security Documents, other than a payment of interest on the Facility, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding
                  Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

         17.6 CHANGE IN LAW If, by reason of the introduction of any law, or any change in any law, or the interpretation or administration of any law, or in compliance with any request or requirement from any central bank or any fiscal, monetary or other authority:-

                  17.6.1 any Finance Party (or the holding company of any Finance Party) shall be subject to any Tax with respect to payments of all or any part of the Indebtedness; or

                  17.6.2 the basis of Taxation of payments to any Finance Party in respect of all or any part of the Indebtedness shall be changed; or

                  17.6.3 any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of any Finance Party; or

                  17.6.4 any ratio (whether cash, capital adequacy, liquidity or otherwise) which any Finance Party is required or requested to maintain shall be affected; or

                  17.6.5 there is imposed on any Finance Party (or on the holding company of any Finance Party) any other condition in relation to the Indebtedness or the Security Documents;

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                  and the result of any of the above shall be to increase the cost to any Bank (or to the holding company of any Bank) of that Bank making or maintaining its Commitment, or to cause any Finance Party to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement the Finance Party affected shall notify the Agent and, on demand to the Borrower by the Agent, the Borrower shall from time to time pay to the Agent for the account of the Finance Party affected the amount which shall compensate that Finance Party or the Agent (or the relevant holding company) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Agent or of the Finance Party affected setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrower and shall be conclusive evidence of such amount save for manifest error or on any question of law.

         17.7 ILLEGALITY AND IMPRACTICALITY Notwithstanding anything contained in the Security Documents, the obligations of a Bank to advance or maintain the Facility shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful for that Bank to advance or maintain its Commitment. In such event the Bank affected shall notify the Agent and the Agent shall, by written notice to the Borrower, declare the Banks' obligations to be immediately terminated. If all or any part of the Facility shall have been advanced by the Banks to the Borrower, the Indebtedness (including all accrued interest) shall be prepaid within thirty days from the date of such notice. Clause 6.3 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period. During that period, the affected Bank shall negotiate in good faith with the Borrower to find an alternative method or lending base in order to maintain the Facility.

         17.8 CHANGES IN MARKET CIRCUMSTANCES If at any time a Bank determines (which determination shall be final and conclusive and binding on the Borrower) that, by reason of changes affecting the London Interbank market, adequate and fair

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                  means do not exist for ascertaining the rate of interest on the Facility or any part thereof pursuant to this Agreement:-

                  17.8.1 that Bank shall give notice to the Agent and the Agent shall give notice to the Borrower of the occurrence of such event; and

                  17.8.2 the Agent shall as soon as reasonably practicable certify to the Borrower in writing the effective cost to that Bank of maintaining its Commitment for such further period as shall be selected by that Bank and the rate of interest payable by the Borrower for that period; or, if that is not acceptable to the Borrower,

                  17.8.3 the Agent in accordance with instructions from that Bank and subject to that Bank's approval of any agreement between the Agent and the Borrower, will negotiate with the Borrower in good faith with a view to modifying this Agreement to provide a substitute basis for that Bank's Commitment which is financially a substantial equivalent to the basis provided for in this Agreement.

                  If, within thirty days of the giving of the notice referred to in Clause 17.8.1, the Borrower and the Agent fail to agree in writing on a substitute basis for such Bank's Commitment the Borrower will immediately prepay in the relevant Permitted Currency or Currencies the amount of such Bank's Commitment and the Maximum Facility Amount will automatically decrease by the amount of such Commitment and such decrease shall not be reversed. Clause 6.3 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period.

         17.9 NON-AVAILABILITY OF CURRENCY Subject to the procedure set forth in Clause 5.3, if a Bank is for any reason unable to obtain Dollars or any other Permitted Currency in the London Interbank market and is, as a result, or as a result of any other contingency affecting the London Interbank market, unable to advance or maintain its Commitment in Dollars or in any other Permitted Currency, that Bank shall give notice to the Agent and the Agent shall give notice to the

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                  Borrower and that Bank's obligations to make the Facility
                  available shall immediately cease. In that event, if all or any part of the Facility shall have been advanced by that Bank to the Borrower, the Agent in accordance with instructions from that Bank and subject to that Bank's approval of any agreement between the Agent and the Borrower, will negotiate with the Borrower in good faith with a view to establishing a mutually acceptable basis for funding the Facility or relevant part thereof from an alternative source and/or in an alternative Permitted Currency. If the Agent and the Borrower have failed to agree in writing on a basis for funding the Facility or relevant part thereof from an alternative source and/or in an alternative Permitted Currency by 11.00 a.m. on the second Business Day prior to the end of the then current relevant Interest Period, the Borrower will (without prejudice to its other obligations under or pursuant to this Agreement, including, without limitation, its obligation to pay interest on the Facility, arising on the expiry of the then relevant Interest Period) prepay the Indebtedness to the Agent on behalf of that Bank on the expiry of the then current relevant Interest Period.

18       COMMUNICATIONS

         18.1 METHOD Except for Communications pursuant to Clause 11, which shall be made or given in accordance with Clause 11.20, any Communication may be given, delivered, made or served (as the case may be) under or in relation to this Agreement by letter or fax and shall be in the English language and sent addressed:-

                  18.1.1 in the case of any of the Finance Parties to the Agent at its address at the head of this Agreement (fax no: +(212) 681-3900) marked for the attention of: Shipping Department; and

                  18.1.2 in the case of the Borrower and/or the Guarantor to the Communications Address;

                  or to such other address or fax number as the Finance Parties, the Borrower or the Guarantor may designate for themselves by written notice to the others.

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         18.2     TIMING A Communication shall be deemed to have been duly
                  given, delivered, made or served to or on, and received by a party to this Agreement:-

                  18.2.1 in the case of a fax when the sender receives one or more transmission reports showing the whole of the Communication to have been transmitted to the correct fax number;

                  18.2.2 if delivered to an officer of the relevant party or (in the case of the Borrower and/or the Guarantor) left at the Communications Address at the time of delivery or leaving; or

                  18.2.3 if posted, at 9.00 a.m. on the third Business Day after posting by prepaid first class post.

                  Any Communication by fax shall be promptly confirmed in writing by post or hand delivery.

19       GENERAL INDEMNITIES

         19.1 CURRENCY In the event of any Finance Party receiving or recovering any amount payable under any of the Security Documents in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower and/or the Guarantor (as the case may be) shall, on the Agent's written demand, pay to the Agent such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Agent on behalf of the Finance Parties as a separate debt under this Agreement.

         19.2 COSTS AND EXPENSES Each of the Borrower and the Guarantor will, within fourteen days of the Agent's written demand, reimburse the Agent (on behalf of each of the Finance Parties) for all reasonable out of pocket expenses including internal and external legal costs (including Value Added Tax or any similar or replacement tax if applicable) of and incidental to:-

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                  19.2.1   the negotiation, syndication, preparation, execution
                           and registration of the Security Documents (whether or not any of the Security Documents are actually executed or registered and whether or not all or any part of the Facility is advanced);

                  19.2.2 any amendments, addenda or supplements to any of the Security Documents (whether or not completed);

                  19.2.3 any other documents which may at any time be required by any Finance Party to give effect to any of the Security Documents or which any Finance Party is entitled to call for or obtain pursuant to any of the Security Documents (including, without limitation, all premiums and other sums from time to time payable by the Agent in relation to the Mortgagees' Insurances); and

                  19.2.4 the exercise of the rights, powers, discretions and remedies of the Finance Parties under or pursuant to the Security Documents.

         19.3 EVENTS OF DEFAULT Each of the Borrower and the Guarantor shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party as a consequence of any Event of Default, including (without limitation) any Break Costs.

         19.4 FUNDING COSTS Each of the Borrower and the Guarantor shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party if, for any reason due to a default or other action by the Borrower, any Drawing is not advanced to the Borrower after the relevant Drawdown Notice has been given to the Agent, or is advanced on a date other than that requested in the Drawdown Notice, including (without limitation) any Break Costs.

         19.5 PROTECTION AND ENFORCEMENT Each of the Borrower and the Guarantor shall indemnify the Finance Parties from time to time on demand against all losses,

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
                  costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for in or about the protection, maintenance or enforcement of the rights conferred on the Finance Parties by the Security Documents or in or about the exercise or purported exercise by the Finance Parties of any of the rights, powers, discretions or remedies vested in them under or arising out of the Security Documents, including (without limitation) any losses, costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for by reason of any Finance Party being mortgagees of any Vessel and/or a lender to the Borrower, or by reason of any Finance Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of any Vessel.

         19.6 LIABILITIES OF FINANCE PARTIES Each of the Borrower and the Guarantor will from time to time reimburse the Finance Parties on demand for all sums which any Finance Party may pay on account of any of the Security Parties or in connection with any Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which any Finance Party may pay or guarantees which any Finance Party may give in respect of the Insurances, any expenses incurred by any Finance Party in connection with the maintenance or repair of any Vessel or in discharging any lien, bond or other claim relating in any way to any Vessel, and any sums which any Finance Party may pay or guarantees which they may give to procure the release of any Vessel from arrest or detention.

         19.7 TAXES Each of the Borrower and the Guarantor shall pay all Taxes to which all or any part of the Indebtedness or any of the Security Documents may be at any time subject and shall indemnify the Finance Parties on demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

20       MISCELLANEOUS

         20.1 WAIVERS No failure or delay on the part of the any Finance Party in exercising any right, power, discretion or remedy under or pursuant to any of the Security Documents, nor any actual or alleged course of dealing between any Finance

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                  Party and any of the Security Parties, shall operate as a
                  waiver of, or acquiescence in, any default on the part of any Security Party, unless expressly agreed to do so in writing by the Agent, nor shall any single or partial exercise by any Finance Party of any right, power, discretion or remedy preclude any other or further exercise of that right, power, discretion or remedy, or the exercise by a Finance Party of any other right, power, discretion or remedy.

         20.2 NO ORAL VARIATIONS No variation or amendment of any of the Security Documents shall be valid unless in writing and signed on behalf of the Finance Parties and the relevant Security Party.

         20.3 SEVERABILITY If at any time any provision of any of the Security Documents is invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

         20.4 SUCCESSORS ETC. The Security Documents shall be binding on the Security Parties and on their successors and permitted transferees and assignees, and shall inure to the benefit of the Finance Parties and their respective successors, transferees and assignees. Neither the Borrower nor the Guarantor may assign or transfer any of its rights under or pursuant to any of the Security Documents without the prior written consent of the Agent.

         20.5 FURTHER ASSURANCE If any provision of the Security Documents shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Finance Parties on their behalf are considered by the Banks for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrower and/or the Guarantor (as the case may be) will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the reasonable opinion of the Banks are necessary to provide adequate security for the repayment of the Indebtedness.

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         20.6     OTHER ARRANGEMENTS The Finance Parties may, without prejudice to their rights under or pursuant to the Security Documents, at any time and from time to time, on such terms and conditions as they may in their discretion determine, and without notice to either the Borrower or the Guarantor, grant time or other indulgence to, or compound with, any other person liable (actually or contingently) to the Finance Parties or any of them in respect of all or any part of the Indebtedness, and may release or renew negotiable instruments and take and release securities and hold funds on realisation or suspense account without affecting the liabilities of the Borrower and/or the Guarantor (as the case may be) or the rights of the Finance Parties under or pursuant to the Security Documents.

         20.7 ADVISERS The Borrowers and the Guarantor irrevocably authorise the Agent, at any time and from time to time during the Facility Period, to consult insurance advisers on any matters relating to the Insurances, including, without limitation, the collection of insurance claims, and from time to time to consult or retain advisers or consultants to monitor or advise on any other claims relating to the Vessels and/or ROVs. The Borrower and the Guarantor will provide such advisers and consultants with all information and documents which they may from time to time reasonably require and will reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the consultation or retention of such advisers or consultants.

         20.8 DELEGATION The Finance Parties may at any time and from time to time delegate to any person any of their rights, powers, discretions and remedies pursuant to the Security Documents, other than rights relating to actions to be taken by an Instructing Group or the Banks as a group on such terms as they may consider appropriate (including the power to sub-delegate).

         20.9 RIGHTS ETC. CUMULATIVE Every right, power, discretion and remedy conferred on the Finance Parties under or pursuant to the Security Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which they may at any time be entitled by law or in equity. The Finance Parties may exercise each of their rights, powers, discretions and remedies as often and

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                  in such order as they deem appropriate subject to obtaining the prior written consent of an Instructing Group. The exercise or the beginning of the exercise of any right, power, discretion or remedy shall not be interpreted as a waiver of the right to exercise any other right, power, discretion or remedy either simultaneously or subsequently.

         20.10 NO ENQUIRY The Finance Parties shall not be concerned to enquire into the powers of the Security Parties or of any person purporting to act on behalf of any of the Security Parties, even if any of the Security Parties or any such person shall have acted in excess of their powers or if their actions shall have been irregular, defective or informal, whether or not any Finance Parties had notice thereof.

         20.11 CONTINUING SECURITY The security constituted by the Security Documents shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Indebtedness shall have been repaid in full and none of the Finance Parties shall be under any further actual or contingent liability to any third party in relation to the Vessels and/or the ROVs, the Insurances, Earnings or Requisition Compensation or any other matter referred to in the Security Documents.

         20.12 SECURITY CUMULATIVE The security constituted by the Security Documents shall be in addition to any other security now or in the future held by the Finance Parties or any of them for or in respect of all or any part of the Indebtedness, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of any of the Finance Parties, nor affected by any irregularity, defect or informality, or by any release, exchange or variation of any such security. Section 93 of the Law of Property Act 1925 and all provisions which the Agent considers analogous thereto under the law of any other relevant jurisdiction shall not apply to the security constituted by the Security Documents.

         20.13 RE-INSTATEMENT If any Finance Party takes any steps to exercise any of its rights, powers, remedies or discretions pursuant to the Security Documents and the result shall be adverse to the Finance Parties, the Borrower, the Guarantor and the Finance Parties shall be restored to their former positions as if no such steps had been taken.

         20.14 NO LIABILITY None of the Finance Parties, nor any agent or employee of any Finance Party, nor any receiver and/or manager appointed by the Agent, shall be liable for any losses which may be incurred in or about the exercise of any of the rights, powers, discretions or remedies of the Finance Parties under or pursuant to the Security Documents nor liable as mortgagee in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee in possession might otherwise be liable unless such Finance Party's action constitutes gross negligence or wilful misconduct.

         20.15 RESCISSION OF PAYMENTS ETC. Any discharge, release or reassignment by any of the Finance Parties of any of the security constituted by, or any of the obligations of any Security Party contained in, any of the Security Documents shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law, unless such Finance Party's action constitutes gross negligence or wilful misconduct.

         20.16 SUBSEQUENT ENCUMBRANCES If the Agent receives notice of any subsequent Encumbrance affecting any Vessel, any ROV or all or any part of the Insurances, Earnings or Requisition Compensation or the Earnings Account, the Agent may open a new account in its books for the Borrower. If the Agent does not open a new account, then (unless the Agent gives written notice to the contrary to the Borrower) as from the time of receipt by the Agent of notice of such subsequent Encumbrance, all payments made to the Agent shall be treated as having been credited to a new account of the Borrower and not as having been applied in reduction of the Indebtedness.

         20.17 RELEASES If any Finance Party shall at any time in its discretion release any party from all or any part of any of the Security Documents or from any term, covenant, clause, condition or obligation contained in any of the Security Documents, the liability of any other party to the Security Documents shall not be varied or diminished.

         20.18 CERTIFICATES Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any of the Security Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower or the Guarantor (as the case may be) of that amount.

         20.19 SURVIVAL OF REPRESENTATIONS AND WARRANTIES The representations and warranties on the part of each of the Borrower and the Guarantor contained in this Agreement shall survive the execution of this Agreement and the advance of the facility or any part thereof.

         20.20 COUNTERPARTS This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same

21       LAW AND JURISDICTION

         21.1 GOVERNING LAW This Agreement shall in all respects be governed by and interpreted in accordance with English law.

         21.2 JURISDICTION For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any Proceedings may be brought in those courts. Each of the Borrower and the Guarantor irrevocably waives any objection which it may now or in the future have to the laying of the venue of any Proceedings in any court referred to in this Clause, and any claim that those Proceedings have been brought in an inconvenient or inappropriate forum.

         21.3 ALTERNATIVE JURISDICTIONS Nothing contained in this Clause shall limit the right of the Finance Parties to commence any Proceedings against either the Borrower or the Guarantor in any other court of competent jurisdiction nor shall the commencement of any Proceedings against either the Borrower or the Guarantor in one or more jurisdictions preclude the commencement of any Proceedings in any other jurisdiction, whether concurrently or not.

         21.4 SERVICE OF PROCESS Without prejudice to the right of the Finance Parties to use any other method of service permitted by law, each of the Borrower and the Guarantor irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to the Address for Service, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9.00 a.m. on the third Business Day after posting by prepaid first class registered post.

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

                                   SCHEDULE 1

             THE BANKS, THE COMMITMENTS AND THE PROPORTIONATE SHARES

THE BANKS                              THE COMMITMENTS  THE PROPORTIONATE SHARES
Den norske Bank ASA                    $20,000,000      13.3%
200 Park Avenue
New York
New York 10166-0396
Fax no: +(212) 681-3900
Attention: Barbara Gronquist


Bank of America National Trust         $20,000,000      13.3%
And Savings Association
1850 Gateway Boulevard, 3rd floor
Concord, CA 94520
Fax no: +(925) 675-7531
Attention: Suzanne Sameron
(and for Communication purposes
copy to:-
3 Allen Center
333 Clay Street
Suite 4550
Houston
Texas, 77002
USA
Fax no: +(713) 651-4807
Attention: Claire Liu)


Midland Bank Plc                       $20,000,000      13.3%
27-32 Poultry
London EC2P 2BX
Fax no: +(44) 171-260-4381
Attention:  Mr Mark Heptinstall


ASLK - CGER Bank nv/sa                 $15,000,000      10%
Frankrijkle 81-83
2000 Antwerp
Belgium
Fax no: +(32) 3 231 3895
Attention:  Mr Jose Crombez



The Chase Manhattan Bank               $15,000,000      10%
125 London Wall
London, England
Fax No: +(44) 171-777-1598
Attention: Elizabeth J Nelson


CIBC, Inc                              $15,000,000      10%
2 Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia
USA 30339
Fax: +(770) 319-4950
Attention: Kathryn McGovern
(and for Communication purposes
copy to:- CIBC, Inc.
1600 Smith Street
Suite 3100
Houston, TX 77002
Fax: +(713) 650 7670
Attention:  Mark Wolf)


Citibank N.A., London Branch           $15,000,000      0%
336 Strand,
London WC3R 1HB
(and for Communication purposes
Citibank N.A.
2 Penns Way
Suite 200, New Castle
Delaware 19720, USA
Fax: +(302) 894 6144/6139
Attention: William Gross)


The First National Bank                $15,000,000      10%
of Chicago
One First National Plaza
Mail Suite IL I-0362
Chicago, IL 60670
Fax: +(312) 732 3055
Attention: Kenneth J Fatur


ING (U.S.) Capital LLC                 $15,000,000      10%
55 East 52nd Street
New York, NY 10055
Fax: +(212) 309 8900
Attention: William Redmond


                                   SCHEDULE 2

                                 LEAD ARRANGERS


1        Den norske Bank ASA
         200 Park Avenue
         New York
         New York 10166-0396
         Fax no: +(212) 681-3900
         Attention: Barbara Gronquist


2        NationsBanc Montgomery Securities LLC
         901 Main Street
         66th floor
         Dallas
         Texas 75206
         USA
         Fax no: (214) 508-2881
         Attention: Stephanie Pendleton


3        Midland Bank Plc
         27-32 Poultry
         London EC2P 2BX
         Fax no: +(44) 171-260-4381
         Attention:  Mr Mark Heptinstall

                                   SCHEDULE 3
                    THE SHIPOWNING GUARANTORS AND THE VESSELS

NAME OF                  COUNTRY OF             REGISTERED             PRINCIPAL PLACE             NAME OF               FLAG OF
SHIPOWNING GUARANTOR     INCORPORATION          OFFICE                 OF BUSINESS                 VESSEL                VESSEL
American Marine          Delaware, USA          1313 North Market      (a) 900 Town & Country
Construction, Inc.                              Street, Wilmington         Lane, Suite 400         No vessels
                                                Delaware 19801             Houston, Texas
                                                USA                        77024, USA

                                                                       (b) 1902 Diver Drive
                                                                           New Iberia
                                                                           Louisiana
                                                                           70560, USA

Big Inch Marine          Delaware, USA          1209 Orange Street         Northwoods Industrial
Systems Inc                                     Wilmington                 Park West, 12235        No vessels
                                                Delaware 19801             FM 529, Houston
                                                USA                        Texas 77041 -
                                                                           2806, USA

S&H Diving LLC           Louisiana, USA         804 St. John Street    (a) 900 Town & Country      American Defender     Panama
                                                Lafayette                  Lane, Suite 400
                                                Lousiana 70501             Houston, Texas
                                                USA                        77024, USA

                                                                       (b) 1902 Diver Drive
                                                                           New Iberia
                                                                           Louisiana
                                                                           70560, USA


                                                                       (c) 137 A.J. Estay Road
                                                                           Golden Meadows
                                                                           Louisiana 70357
                                                                           USA

S&H Diving LLC                                                                                     American Victory      USA
S&H Diving LLC                                                                                     American Pioneer      Panama
S&H Diving LLC                                                                                     American Recovery     USA
S&H Diving LLC                                                                                     American Star         USA
S&H Diving LLC
S&H Diving LLC                                                                                     American Triumph      USA
S&H Diving LLC                                                                                     American Independence USA
S&H Diving LLC                                                                                     American Pride        USA
S&H Diving LLC                                                                                     American Constitution Panama
S&H Diving LLC                                                                                     American Eagle        Honduras
S&H Diving LLC                                                                                     Seaway Legend         USA


SCS Holdings Limited     England/Wales          Aldwych House              Bucksburn House         No vessels
                                                71-91 Aldwych              Howes Road
                                                London WC2B 4HN            Bucksburn
                                                                           Aberdeen AB21 9RQ
                                                                           Scotland

SCS Holdings NV          The Netherlands,       De Ruyterkade 62                                   No vessels
                         Antilles               Curacao
                                                The Netherlands,
                                                Antilles


SCS Shipping Corporatio Liberia               80 Broad Street            (in so far as it may      1 Work Class ROV
                                              Monrovia                   have a principal place
                                              Liberia                    of business in the USA
                                                                         this would be
                                                                         900 Town & Country Lane
                                                                         Suite 400, Houston
                                                                         Texas 77024 USA)

SCS Shipping Limited    Isle of Man           31/37 North Quay           Bucksburn House           3 Work Class ROVs
                                              Douglas                    Howes Road
                                              Isle of Man                Bucksburn
                                              IM1 4LB                    Aberdeen AB21 9RQ
                                                                         Scotland

Stolt Comex Seaway A/S  Norway                Stoltenberggt 1                                      Seaway Falcon        Isle of Man
                                              5527 Haugesund
                                              Norway

Stolt Comex Seaway B.V. The Netherlands       Abel Tasmanstraat                                    No vessels
                                              81, 3165
                                              Albrandswaard AM
                                              Rotterdam
                                              The Netherlands



Stolt Comex Seaway Inc  Louisiana, USA        804 St John Street         900 Town & Country        12 Work Class ROVs
                                              Lafayette 70501            Lane, Suite 400           (and 1 Work Class
                                              Louisiana, USA             Houston, Texas            ROV to be delivered)
                                                                         77024, USA

                                                                     (b) 1902 Diver Drive
                                                                         New Iberia


                                                                           Louisiana
                                                                           70560, USA

                                                                       (c) 137 A.J. Estay Road
                                                                           Golden Meadows
                                                                           Louisiana 70357
                                                                           USA

                                                                           1340 Polydras Street
                                                                           Suite 1850
                                                                           New Orleans
                                                                           Louisiana  70112

Stolt Comex Seaway       Delaware, USA          100 West Tenth Street      900 Town & Country      No vessels
Holdings Inc                                    Wilmington                 Lane, Suite 400
                                                Delaware, USA              Houston, Texas
                                                                           77024, USA

Stolt Comex Seaway       Scotland               Bucksburn House                                    25 Work Class ROVs
Limited                                         Howes Road
                                                Bucksburn
                                                Aberdeen AB21 9RQ

Stolt Comex Seaway       Delaware, USA          1313 North Market      (a) 900 Town & Country      American Patriot
West Coast Inc.                                 Street, Wilmington         Lane, Suite 400
                                                Delaware 19801             Houston, Texas
                                                USA                        77024, USA

                                                                       (b) 741 East Arcturus
                                                                           Avenue, Oxnard
                                                                           California 93033
                                                                           USA


Stoltenberg A/S          Norway                 Stoltenberggt 1                                    No vessels
                                                5527 Haugesund
                                                Norway


                                  SCHEDULE 4

                    STOLT COMEX SEAWAY S.A. AND SUBSIDIARIES

                            Certificate of Compliance
                       as of and for the period ended [ ]
                            figures in USD thousands

12.2.2.         ADDITIONAL SECURITY
                Valuation (of the Vessels)
                Original Dollar Amount
                --------------------------------------------------------
                COLLATERAL COVERAGE RATIO
                Covenant                                        120%
                --------------------------------------------------------

12.3.1.  (a)    CONSOLIDATED TANGIBLE NET WORTH
                Capital stock
                Paid-in surplus
                Retained earnings
                Less: Treasury stock
                Less: Intangible assets
                                                                                  -------------

                Consolidated Tangible Net Worth                                               -

                At closing                                                              250,000
                50% of consolidated net income FY1999 (if>0)
                50% of consolidated net income FY2000 (if>0)
                50% of consolidated net income FY2001 (if>0)
                50% of consolidated net income FY2002 (if>0)
                50% of consolidated net income FY2003 (if>0)
                Minimum Consolidated Tangible Net Worth                                 250,000
                -------------------------------------------------------------------------------
                CONSOLIDATED TANGIBLE NET WORTH                                             -
                Minimum Consolidated Tangible Net Worth                               250,000
                -------------------------------------------------------------------------------
12.3.1.  (b)    CONSOLIDATED DEBT TO CONSOLIDATED TANGIBLE NET WORTH

                Notes payable
                Current maturity of long-term debt & capital leases
                Long-term debt
                Long-term capital lease obligations
                Guarantees of non-consolidated entity debt and capital lease
                Subordinated debt
                Less:  restricted cash
                                                                                  -------------
                -------------------------------------------------------------------------------
                CONSOLIDATED DEBT                                                             -
                CONSOLIDATED TANGIBLE NET WORTH                                               -
                CONSOLIDATED DEBT TO CONSOLIDATED TANGIBLE NET WORTH
                -------------------------------------------------------------------------------
                At the end of each fiscal quarter ending the last day of
                                            August                     Maximum 1.25:1
                                            November                   Maximum 1.00:1
                                            February                   Maximum 1.00:1
                                            May                        Maximum 1.00:1

12.3.1.  (c)    CONSOLIDATED DEBT/EBITDA (ROLLING FOUR FISCAL QUARTER BASIS, ADJUSTED FOR ACQUISITIONS)
                Consolidated Debt
                 EBITDA
                -------------------------------------------------------------------------------
                 Net Income                                                                   -
                 Interest                                                                     -
                 Tax                                                                          -
                 Depreciation & amortization                                                  -
                -------------------------------------------------------------------------------
                 EBITDA                           -           -          -          -         -

                -------------------------------------------------------------------------------
                CONSOLIDATED DEBT: EBITDA
                Maximum Consolidated Debt: EBITDA, first three years of Facility Period:                    3.50
                Maximum Consolidated Debt: EBITDA, starting on the third anniversary of Execution Date:     3.25
                Maximum Consolidated Debt: EBITDA, starting on the fourth anniversary of Execution Date:    3.00
                -------------------------------------------------------------------------------

12.3.1.  (d)      INTER-COMPANY INDEBTEDNESS


                ---------------------------------------------------------------
                Inter-Company Indebtedness
                Maximum Inter-Company indebtedness                    30,000
                ---------------------------------------------------------------

1.1.58.         MARGIN

         (a)    for the first three (3) years of the Facility Period:  (b) for the fourth year of the Facility Period until the end of the Facility Period:


                CONSOLIDATED DEBT: EBITDA      MARGIN         CONSOLIDATED DEBT: EBITDA        MARGIN
                -------------------------      ------         -------------------------        ------
                3 or greater                   1.25%          3 or greater                     1.40%
                2 or greater, but less than 3  1.10%          2 or greater, but less than 3    1.25%
                1 or greater, but less than 2  0.95%          1 or greater, but less than 2    1.10%
                Less than 1                    0.85%          Less than 1                      1.00%

                ----------------------------------------------------------------
                Current consolidated Debt/EBITDA ratio is:
                Accordingly, the Margin for the period          to           is:
                ----------------------------------------------------------------


I hereby certify that, as of the latest Margin Review Date, to the best of my knowledge, no Event of Default (as defined in the Multi-Currency Revolving Loan Facility Agreement referred to below) has occurred and all Representations and Warranties of the Borrower and Guarantor set forth in the Multi-Currency Revolving Loan Facility Agreement between Adviesburo Energietechniek van de Pol B.V. (also referred to as and trading under the name of Stolt Comex Seaway Finance), Stolt Comex Seaway S.A., Den norske Bank ASA and others signed, [ ] March 1999 are true and correct.





STOLT COMEX SEAWAY M.S. LIMITED as agent for STOLT COMEX SEAWAY S.A.



By:
         -------------------------------------

Title:   Director/Chief Financial Officer


Date:
         -------------------------------------

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE


To:      Den norske Bank ASA as agent (the "Agent")

                              TRANSFER CERTIFICATE


This transfer certificate relates to a loan facility agreement (as the same may be from time to time amended, varied, novated or supplemented, the
"FACILITY AGREEMENT") dated            1999 whereby a revolving credit
facility of up to $150,000,000 was made available to Adviesburo Energietechniek Van de Pol B.V. (also referred to as and trading under the name Stolt Comex Seaway Finance) as borrower by a group of banks on whose behalf the Agent acts as agent and security trustee.

1 Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms "Bank" and "Transferee" are defined in the schedule to this transfer certificate .

2 The Bank (i) confirms that the details in the Schedule hereto under the heading "BANK'S COMMITMENT" accurately summarises its Commitment in the Facility Agreement and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion of such Commitment specified in the Schedule hereto by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of Communications specified in the Facility Agreement.

3 The Transferee requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of clause 16.4 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4 The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not in the future rely on the Bank or any other party to the Facility Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank or any other party to the Facility Agreement to access or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Facility Agreement.

5 Execution of this Transfer Certificate by the Transferee constitutes its representation to the Transferor and all other parties to the Facility Agreement that it has power to become a party to the Facility Agreement as a Bank on the terms herein and therein set out and has taken all steps to authorise execution and delivery of this Transfer Certificate.

6 The Transferee undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is expressed to take effect.

7 The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8 The Bank gives notice that nothing in this transfer certificate or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9 This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with English law.


                                  THE SCHEDULE

1        Bank:

2        Transferee:

3        Transfer Date:

4        Commitment(1):                                     Portion Transferred



[Transferor Bank]                           [Transferee Bank]

By:                                                  By:

Date:                                                Date:

Den norske Bank ASA
---------------------------------
(1) Details of the Bank's Commitment should not be completed after the Termination Date.

As agent for and on behalf of itself
The Borrower and the other Finance Parties in the presence of:-


By:
    --------------------------------
Date: [                             ]

SIGNED by                                            )
duly authorised for and on behalf                    )
of ADVIESBURO ENERGIETECHNIEK                        )
VAN DE POL B.V.                                      )
(also referred to as and trading under               )
the name Stolt Comex Seaway Finance)                 )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of STOLT COMEX SEAWAY S.A.                           )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of DEN NORSKE BANK ASA                               )
(as a Bank)                                          )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of BANK OF AMERICA NATIONAL                          )
TRUST AND SAVINGS                                    )
ASSOCIATION (as a Bank)                              )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of MIDLAND BANK PLC                                  )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED by                                            )
duly authorised for and on behalf                    )
of ASKL-CGER BANK NV/SA                              )
(as a Bank)                                          )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of THE CHASE MANHATTAN BANK                          )
(as a Bank)                                          )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of CIBC, INC.                                        )
(as a Bank)                                          )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of CITIBANK N.A.                                     )
(as a Bank)                                          )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of ING (U.S.) CAPITAL LLC                            )
(as a Bank)                                          )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of FIRST NATIONAL BANK                               )
OF CHICAGO                                           )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED by                                            )
duly authorised for and on behalf                    )
of DEN NORSKE BANK ASA                               )
(as the Agent and Security Trustee)                  )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of DEN NORSKE BANK ASA                               )
(as an Arranger)                                     )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of NATIONSBANC MONTGOMERY                            )
SECURITIES LLC                                       )
(as an Arranger)                                     )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of MIDLAND BANK PLC                                  )
(as an Arranger)                                     )
in the presence of:-                                 )




SIGNED by                                            )
duly authorised for and on behalf                    )
of BANK OF AMERICA                                   )
NATIONAL TRUST AND                                   )
SAVINGS ASSOCIATION                                  )
(as Syndication Agent)                               )
in the presence of:-                                 )

For the purposes of Article 1 of the Protocol annexed to the Convention on jurisdictions and enforcement of judgements on civil and commercial matters signed at Brussels on 27 September 1968, the following party expressly and specifically agrees to the provisions of Clause 21.2 of the Agreement:-



SIGNED by
         -----------------------------

duly authorised for and on behalf of
STOLT COMEX SEAWAY SA

                                   APPENDIX A


To:      DEN NORSKE BANK ASA


From:    ADVIESBURO ENERGIETECHNIEK VAN DE POL B.V.
         (also referred to as and trading under the name Stolt Comex Seaway Finance)


                                                                         [Date]


Dear Sirs,

                                 DRAWDOWN NOTICE

     We refer to the Loan Facility Agreement dated 1999 made between, amongst others, ourselves and yourselves ("THE AGREEMENT").

         Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

     Pursuant to Clause 2.3 of the Agreement, we irrevocably request that you advance a Drawing of [ ] to us on 199 , which is a Business Day, by paying the amount of the Drawing to [ ].

         We warrant that the representations and warranties contained in Clause 4 of the Agreement are true and correct at the date of this Drawdown
Notice and will be true and correct on              199 ; that no Event of
Default nor Potential Event of Default has occurred and is continuing, and that no Event of Default or Potential Event of Default will result from the advance of the Drawing requested in this Drawdown Notice.

         We select the period of [ ] months as the [first] Interest Period in respect of the Drawing.

     We select [ ] as the Permitted Currency in which the Drawing is to be denominated.

                                Yours faithfully


                              --------------------
                              For and on behalf of
                   ADVIESBURO ENERGIETECHNIEK VAN DE POL B.V.
   (also referred to as and trading under the name Stolt Comex Seaway Finance)

                                   APPENDIX B

                FORM OF ASSIGNMENT OF INTER-COMPANY INDEBTEDNESS

                                   APPENDIX C

 FORM OF STATEMENT TO BE PRODUCED PURSUANT TO CLAUSE 12.2.3(H) OF THE AGREEMENT



SCS BACKLOG OVER 2 MUSD INCLUDING TOTAL TURNOVER FOR CURRENT YEAR

PROJECT (VALUE IN MILLIONS)               1999       2000       2001       2002       2003       2004      TOTAL



CLIENT             TOTAL VALUE            $          $          $          $          $          $         $
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CLIENT             TOTAL VALUE            $          $          $          $          $          $         $
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CLIENT             TOTAL VALUE            $          $          $          $          $          $         $
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CLIENT             TOTAL VALUE            $          $          $          $          $          $         $
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CLIENT             TOTAL VALUE            $          $          $          $          $          $         $
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

                                   APPENDIX D

 LIST OF ENCUMBRANCES NOTIFIED TO THE AGENT PURSUANT TO CLAUSE 12.1.1 OF
                                  THE AGREEMENT


NONE

                                   APPENDIX E

                             ADDITIONAL RATE FORMULA


(a) The Additional Rate for a Drawing for each of its Interest Period(s) is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formulae:

         in relation to a Drawing denominated in Pounds Sterling:

         BY + S(Y-Z) + F X 0.01 % per annum = Additional Rate
         ----------------------
              100- (B+S)

         in relation to any other Drawing:

         F  X 0.01 % per annum = Additional Rate
         ---------
            300

         where on the day of application of the formula:

         B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the rate at which Pounds Sterling deposits are offered by the Reference Bank to leading banks in the London interbank market at or about 11.00 am on that day for relevant period;

         S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate, or such succeeding provisions) of the Fees Regulations but where for this purpose, the figure for the minimum amount in paragraph 2.02b (or such succeeding provisions) will be deemed to be zero expressed in pounds per (pound)1 million of the fee base of the Reference Bank.

(b)      For the purposes of this Schedule 3:

         (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "FEE BASE" has the meaning given to it in the Fees Regulations

         (iii)    "FEES REGULATIONS" means

                  (1)      prior to 31 March 1999, the Banking Supervision
                           (Fees) Regulations 1998; and

                  (2) on and after 31 March 1999, any regulations governing the payment of fees for banking supervision.

         (iv)     "RELEVANT PERIOD" in relation to each Interest Period, means

                  (A)      if it is three months or less, that Interest Period;
                           or

                  (B)      if it is more than three months, three months.

(c) In the application of the formula B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = .05% and Y = 15%, BY is calculated as 0.5. x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Additional Rate will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e)
         (i) The formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks and the Borrower) shall notify the Borrower of the manner in which the Additional Rate will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the parties to this Agreement.